As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUCAS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-2660243 (I.R.S. Employer Identification Number)

450 Gears Road, Suite 780

Houston, Texas 77067

(713) 528-1881

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony C. Schnur

Chief Executive Officer

Lucas Energy, Inc.

450 Gears Road, Suite 780

Houston, Texas 77067

(713) 528-1881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Parker A. Schweich, Esq.
Dorsey & Whitney LLP
600 Anton Blvd., Suite 2000
Costa Mesa, CA 92626
Telephone: (714) 800-1400
Facsimile: (714) 800-1499

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$4.26	$21,300,000	$2,144.91

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the aggregate number of shares of the Registrant’s Common Stock issuable by the Registrant (i) upon conversion of the principal amount of a redeemable convertible subordinated debenture, with a face amount of $530,000 and at a conversion price equal to $3.25 per share (the “Debenture”), (ii) upon exercise of a warrant to purchase shares of Common Stock at an exercise price equal to $3.25 per share (the “First Warrant”), and (iii) at the Registrant’s sole discretion in lieu of cash, as conversion premiums or in payment of interest on such Debenture and First Warrant.

(3)	Estimated based upon the average of the high and low sales prices of the Registrant’s Common Stock on April 26, 2016, as reported by the NYSE MKT, pursuant to Rule 457(c) promulgated under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY 2, 2016

LUCAS ENERGY, INC.

5,000,000 Shares of Common Stock

This prospectus relates to the resale at various times, by the selling stockholder identified in this prospectus (the “Selling Stockholder”), of up to 5,000,000 shares of Common Stock (collectively, the “Shares”), par value $0.001 per share (“Common Stock”), consisting of (i) 163,077 shares of Common Stock issuable upon conversion of the principal amount of a redeemable convertible subordinated debenture, with a face amount of $530,000 and at a conversion price equal to $3.25 per share (the “Debenture”), (ii) 1,384,616 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock at an exercise price equal to $3.25 per share (the “First Warrant”), and (iii) 3,452,307 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums or in payment of interest on such Debenture and First Warrant.

We issued the Debenture and First Warrant pursuant to a securities purchase agreement dated April 6, 2016 by and between us and the Selling Stockholder (the “Securities Purchase Agreement”).

The Shares are being offered by the Selling Stockholder. We may add, update or change the Selling Stockholder identified in this prospectus in a prospectus supplement. To the extent that a statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See “Use of Proceeds” on page 31 of this prospectus. The Selling Stockholder may sell its Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 32 of this prospectus.

We have agreed to pay certain expenses in connection with the registration of the Shares.

Our common stock is listed on the NYSE MKT under the symbol “LEI”. On April 29, 2016, our common stock closed at $4.20 per share.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing any of the Shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated	, 2016.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. The Company’s business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Lucas,” “Lucas Energy,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Lucas Energy, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties could cause actual results to differ materially from those in the forward-looking statements which include, among others:

●	the ability to consummate the acquisition of assets (the “Assets”) pursuant to that certain Asset Purchase Agreement dated December 30, 2015 (the “Acquisition”);
●	the availability of funding and the terms of such funding;
●	our growth strategies;
●	anticipated trends in our business;
●	our ability to make or integrate acquisitions;
●	our ability to repay outstanding loans and satisfy our outstanding liabilities;
●	our liquidity and ability to finance our exploration, acquisition and development strategies;
●	market conditions in the oil and gas industry;
●	the timing, cost and procedure for future acquisitions;
●	the impact of government regulation;
●	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;
●	legal proceedings and/or the outcome of and/or negative perceptions associated therewith;
●	planned capital expenditures (including the amount and nature thereof);
●	increases in oil and gas production;
●	changes in the market price of oil and gas;
●	changes in the number of drilling rigs available;
●	the number of wells we anticipate drilling in the future;
●	estimates, plans and projections relating to acquired properties;
●	the number of potential drilling locations; and
●	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “if,” “intend,” “would,” “probable,” “project,” “forecasts,” “outlook,” “aim,” “might,” “likely” “positioned,” “strategy,” “continue,” “potential,” “ensure,” “should,” “confident,” “could” and similar words and expressions, and the negative thereof, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section beginning on page 7 of this prospectus and elsewhere in, or incorporated by reference into, this prospectus, which describe factors that could cause our actual results to differ from those

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set forth in the forward-looking statements, and the following factors:

●	failure to obtain stockholder approval in connection with the Acquisition;
●	the dilution associated with the shares of our capital stock issuable upon closing the Acquisition;
●	risks associated with the debt to be assumed at closing of the Acquisition;
●	the inability to refinance the debt to be assumed at closing of the Acquisition on favorable terms or at all;
●	the failure to consummate or delay in consummating the Acquisition for other reasons;
●	the timing to consummate the Acquisition;
●	the risk that a condition to closing of the Acquisition may not be satisfied;
●	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;
●	the risk that a regulatory approval that may be required for the Acquisition is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;
●	our ability to achieve the synergies and value creation contemplated by the Acquisition;
●	our ability to effectively integrate the Assets;
●	the diversion of management time on Acquisition-related issues;
●	the possibility that our future acquisitions may involve unexpected costs;
●	the volatility in commodity prices for oil and gas;
●	the accuracy of internally estimated proved reserves;
●	the presence or recoverability of estimated oil and gas reserves;
●	the ability to replace oil and gas reserves;
●	the availability and costs of drilling rigs and other oilfield services;
●	risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks;
●	delays in receipt of drilling permits;
●	risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices;
●	risks relating to unexpected adverse developments in the status of properties;
●	risks relating to the absence or delay in receipt of government approvals or other third party consents;
●	risks relating to governmental regulations regarding hydraulic fracturing and the disposition/disposal of produced water;
●	environmental risks; exploration and development risks;
●	competition;
●	the inability to realize expected value from acquisitions;
●	the availability and cost of alternative fuel sources;
●	our ability to maintain the listing of our common stock on the NYSE MKT;
●	our limited market capitalization;
●	the ability of our management team to execute its plans to meet its goals; and
●	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or after the date of any document incorporated by reference in this prospectus, or to reflect the occurrence of unanticipated events.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Our Company

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. We were incorporated in Nevada in December 2003 under the name “Panorama Investments Corp.” and changed our name to “Lucas Energy, Inc.” effective June 9, 2006. We explore for, develop, produce and market primarily crude oil and to a much lesser extent, natural gas, from various known productive geological formations. Our current assets, which are held by our wholly owned Texas subsidiary, CATI Operating, LLC (“CATI”), are located in the Austin Chalk, Eagle Ford and Buda formations, primarily in Gonzales, Wilson, Karnes and Atascosa counties south of San Antonio, Texas; and the Eaglebine, Buda and Glenrose formations in Leon and Madison counties north of Houston, Texas. Our goal is to acquire, develop, and produce crude oil and natural gas from areas located in, or near, established oil fields that can provide long-term growth and sustainability for us.

Our strategy is as follows:

●	Locate and acquire what we believe to be undervalued, underdeveloped oil and gas properties in known areas. Re-establish or improve production from existing well bores. Look for underlying potential in the form of new drilling, new laterals from existing wells, and/or deeper undeveloped horizons. We do not participate in exploration activities, or rank wildcat drilling activities,
●	Develop the properties out of current cash flow, issuing new debt instruments, or using project financing, which may include joint interest participation partners (what are commonly known as joint ventures), and
●	Operate in a disciplined and systematic approach to maintain a high level of efficiency.

Our fiscal year ends on the last day of March of each year. We refer to the twelve-month periods ended March 31, 2015 and March 31, 2014 as our 2015 fiscal year and 2014 fiscal year, respectively.

Operations and Oil and Gas Properties

We operate in known productive areas in order to decrease geological risk. All of our oil and gas interests and equipment existing as of December 16, 2015 are held by our wholly-owned Texas subsidiary, CATI. Our holdings through CATI are located in an increased area of current industry activity in Gonzales, Wilson, Karnes, Atascosa, Leon and Madison counties in Texas. We concentrate on three vertically adjoining formations in Gonzales, Wilson, Karnes and Atascosa counties: the Austin Chalk, Eagle Ford and Buda formations, listed in the order of increasing depth measuring from land surface. The development of the Eagle Ford as a high potential producing zone has heightened industry interest and success. Our acreage position is in the oil window of the Eagle Ford trend in the Gonzales and Wilson county, Texas area. In December 2011, we acquired 3,745 net acres in Leon and Madison counties and thereby expanded our holdings of the Eagle Ford trend into the Eaglebine area. In December 2015, we entered into an Asset Purchase Agreement with various sellers named therein (the “Sellers”) to acquire (the “Acquisition”) working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith as well as producing shale properties in Glasscock County, Texas (the “Assets”). There can be no assurance, however, that we will be able to consummate the Acquisition and acquire such Assets.

Corporate Information

Our principal business office is located at 450 Gears Road, Suite 780, Houston, Texas 77067, and our telephone number is (713) 528-1881. Our website address is www.lucasenergy.com. Information contained on our website or any other website does not constitute part of, and is not incorporated into, this prospectus.

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The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock” and “Description of Securities to be Registered.”

Securities Registered Hereunder:	5,000,000 Shares of Common Stock.

Common Stock Outstanding as of April 26, 2016:	1,731,744

Use of proceeds:	The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7 of this prospectus.

NYSE MKT Symbol:	LEI

Recent Developments

On April 6, 2016, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Stockholder, pursuant to which we sold and issued a redeemable convertible subordinated debenture, with a face amount of $530,000, convertible into 163,077 shares of Common Stock at a conversion price equal to $3.25 per share (the “Debenture”) and a warrant to purchase 1,384,616 shares of Common Stock (subject to adjustment thereunder) at an exercise price equal to $3.25 per share (the “First Warrant”). The Selling Stockholder purchased the Debenture at a 5.0% original issue discount for the sum of $500,000 and agreed that it will exercise the First Warrant, upon satisfaction of certain conditions, for the sum of $4.5 million.

Also on April 6, 2016, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Selling Stockholder, pursuant to which we agreed, subject to certain conditions, to issue 527 shares of Series C redeemable convertible preferred stock (the “Series C Preferred Stock”) at a 5% original issue discount, convertible into 1,618,462 shares of Common Stock at a conversion price of $3.25 per share, and a warrant to purchase 1,111,112 shares of Common Stock at an exercise price of $4.50 per share (the “Second Warrant”). Under the terms of the Stock Purchase Agreement, the Second Warrant and 53 shares of Series C Preferred Stock will be sold and issued for $500,000 after the Acquisition closes, and, assuming the Acquisition closes, the remaining 474 shares of Series C Preferred Stock will be sold and issued for $4.5 million immediately after approval by our stockholders for NYSE MKT purposes and there is an effective registration statement covering the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Second Warrant.

The Debenture matures in seven years and accrues interest at a rate of 6.0% per annum, subject to adjustment as provided in the Debenture. The Debenture converts into shares of Common Stock at $3.25 per share automatically upon the earlier of (i) the maturity date or (ii) the last to occur of the closing of the Acquisition or the date on which certain equity conditions (as defined in the Debenture) have been met. The Debenture also may be converted into shares of Common Stock at $3.25 per share (i) in the sole and absolute discretion of the Selling Stockholder at any time or times after issuance, or (ii) at our option if certain equity conditions are met. Upon conversion of the Debenture, we will pay a conversion premium equal to the amount of unpaid interest that would have otherwise been due if the Debenture had been held through the maturity date, with respect to the portion of Debenture being converted.

Accrued interest under the Debenture is payable upon conversion, redemption or maturity of the Debenture, in cash or, at our discretion, shares of Common Stock calculated by using 95% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of Common Stock. Following a default trigger event (as defined in the Debenture), the number of shares to be issued will be calculated by using 85% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, less $0.10 per share of Common Stock not to exceed 85% of the lowest sales prices on the last day of such period less $0.10 per share.

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The interest rate on the Debenture will adjust upward by 100 basis points for each $0.10 that the volume weighted average price of Common Stock on any trading day as of which the interest rate is determined and calculated is below $2.75, subject to a maximum interest rate of 24.95%. The interest rate also will adjust upward by 10.0% following the occurrence of any trigger event. The interest rate on the Debenture will adjust downward by 100 basis points for each $0.10 that the volume weighted average price of Common Stock on any trading day as of which the interest rate is determined and calculated is above $3.75, subject to a minimum interest rate of 0%.

To the extent the Debenture has not automatically converted in full into shares of Common Stock prior to the maturity date, the face value of the outstanding Debenture, together with all interest accrued thereunder, is payable in cash by us on the maturity date. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Debenture), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the Debenture then outstanding by paying the Selling Stockholder in cash an amount per portion of Debenture equal to the face value, plus the interest payable as if such portion was outstanding until the maturity date, minus any interest already paid for such portion. The outstanding Debenture, together with accrued and unpaid interest, automatically becomes payable in the event of a deemed liquidation event (as defined in the Debenture).

The First Warrant entitles the Selling Stockholder, upon exercise thereof, to purchase 1,384,616 shares of Common Stock at a purchase price of $3.25 per share. The First Warrant will be automatically exercised upon the last to occur of the approval by our stockholders for NYSE MKT purposes, the Acquisition, and the registration statement for the resale of the shares of Common Stock issuable upon conversion of the Debenture and exercise of the First Warrant being declared effective by the Securities and Exchange Commission. The First Warrant accrues a premium at a rate equal to 6.0% per annum, subject to adjustment as provided in the First Warrant, payable upon redemption or exercise. Upon exercise of the First Warrant, we will pay the conversion premium that would have otherwise been due if the First Warrant had been held through the maturity date, with respect to the portion of First Warrant being exercised. The First Warrant may not be exercised on a cashless basis.

The conversion premium under the First Warrant is payable and adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture. The First Warrant has a maturity date that is seven years after the date of issuance and, if the First Warrant has not been wholly exercised into shares of Common Stock prior to such date, we may redeem the First Warrant on such date by repaying to the Selling Stockholder in cash the purchase price paid under the First Warrant. Prior to the maturity date, provided that no trigger event has occurred (as defined in the First Warrant), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the First Warrant then unexercised by paying the Selling Stockholder in cash an amount per portion of unexercised warrant equal to the purchase price paid under the First Warrant, plus the conversion premium payable as if such portion was unexercised until the maturity date, minus any conversion premium already paid for such portion. The purchase price paid under the First Warrant, together with the conversion premium, automatically becomes payable with respect to the unexercised portion of the First Warrant in the event of a liquidation, dissolution or winding up by us.

The holder of the Series C Preferred Stock will be entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with respect to our Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”).

The Series C Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the Certificate of Designation) are met. Upon conversion, we will pay the holder of the Series C Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the maturity date, and issue to the holder such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the conversion rate.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described above. The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of Common Stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the Selling Stockholder in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Certificate of Designation), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the Series C Preferred Stock by paying the Selling Stockholder in cash 100% of the Face Value, plus the conversion premium, minus any dividends already paid on the Series C Preferred Stock being redeemed. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

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We may not issue any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

The Second Warrant entitles the Selling Stockholder, upon exercise thereof, to purchase 1,111,112 shares of Common Stock at a purchase price of $4.50 per share. The Second Warrant has the same terms and conditions as the First Warrant described above, except that (i) it may be exercised before March 31, 2017 by mutual agreement of us and the Selling Stockholder upon delivery of notice from us or the Selling Stockholder, (ii) the exercise price is $4.50 per share and (iii) the conversion premium adjustment thresholds are set at $4.00 and $5.00, respectively.

Notwithstanding the foregoing, we may not issue shares of Common Stock upon conversion of the Debenture, conversion of the Series C Preferred Stock or exercise of the First Warrant and Second Warrant to the extent such conversion or exercise would result in the Selling Stockholder owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the Selling Stockholder may increase such amount to 9.99% upon not less than 61 days’ prior notice to us.

We have agreed to register for resale the shares of Common Stock issuable upon conversion of the Debenture, conversion of the Series C Preferred Stock and exercise of the First Warrant and Second Warrant.

We also agreed that, subject to certain customary exceptions, (i) until 60 days after the registration statement described above is declared effective, we will not issue or enter into an agreement to issue any shares of Common Stock and (ii) until 6 months after the entire Debenture, Series C Preferred Stock, First Warrant and Second Warrant have been converted, redeemed or exercised, we will not (1) enter into any agreement that in any way restricts our ability to enter into any agreement, amendment or waiver with the Selling Stockholder, including without limitation any agreement to offer, sell or issue to the Selling Stockholder any preferred stock, common stock or other securities or (2) enter into any equity or convertible financing pursuant to which shares of Common Stock or Common Stock equivalents may effectively be issued (i) at a discount, (ii) at a variable price, or (iii) where the price or number of shares are subject to any type of variability or reset feature.

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risks described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in our most recent Annual Report on Form 10-K for the year ended March 31, 2015, which has been filed with the Securities and Exchange Commission, or SEC, and is incorporated herein by reference in its entirety, as well as other information in this prospectus or in any other documents incorporated by reference. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to the Acquisition

In the event the Asset Purchase Agreement closes, it will cause immediate and substantial dilution to existing stockholders and will result in a change of control of the Company.

Pursuant to the Asset Purchase Agreement and in consideration for the Assets, we agreed to assume $31.35 million of commercial bank debt; issue 552,000 shares of Series B Preferred Stock to one of the Sellers, which is under common control with the Seller Representative, with a total liquidation value of $13.8 million; issue 13,009,664 shares of common stock to certain of the Sellers; and pay $4,975,000 in cash to certain of the Sellers. The Series B Preferred Stock has a liquidation preference of $25 per share. The Series B Preferred Stock is convertible into common stock at a rate of approximately 7.14:1 (issuable into an aggregate of 3,942,857 shares of common stock if fully converted), at the option of the holder thereof, and is also subject to certain automatic conversion provisions. Each outstanding share of Series B Preferred Stock is entitled to one vote per share on all stockholder matters. As such, in the event the contemplated Acquisition closes, the issuance of the common stock consideration and Series B Preferred Stock will result in immediate and substantial dilution to the interests of our then stockholders and result in a change of control of the Company.

Additionally, pursuant to the Asset Purchase Agreement, the Sellers will have the right to appoint three members to our Board of Directors, and it is anticipated that one of their director nominees will be Richard N. Azar II. Mr. Azar, the principal Seller and manager of the properties, is planned to be appointed as Executive Chairman following the closing. Mr. Azar is a founding partner of the Seller Representative, and for over 20 years has been instrumental in developing the Hunton resource play in Central Oklahoma through his direction of the Seller Representative, ownership in Altex Resources, Inc., and various other successful oil and gas ventures. Mr. Azar will also be receiving a significant amount of the shares of common stock issuable upon closing of the Acquisition and all of the Series B Preferred Stock issuable at closing, either personally or through entities which he controls. By the six month anniversary of the closing of the Asset Purchase Agreement, one of the three current members of our Board of Directors will be required to resign in order that we will have five members of our Board of Directors, including three appointed by the Sellers, on such date.

In the event the Asset Purchase Agreement closes, we will be required to assume significant amounts of debt and our operation and management of the Assets may not be able to generate sufficient cash flows to meet our debt service obligations, which could reduce our financial flexibility, increase interest expenses and adversely impact our operations.

As described above, one of the requirements of the closing of the Asset Purchase Agreement is that we assume $31.35 million of commercial bank debt. Our ability to make payments on such indebtedness will depend on our ability to generate cash from the Assets. The Assets may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness;
●	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;
●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;
●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and
●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

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The indebtedness to be incurred by us in connection with the Acquisition will bear interest at variable rates, and therefore if interest rates increase, our debt service requirements will increase. In such case, we may need to refinance or restructure all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, including the assumed indebtedness, on commercially reasonable terms, or at all.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

The Asset Purchase Agreement limits our ability to pursue alternatives to the acquisition.

The Asset Purchase Agreement contains provisions that could adversely impact competing proposals to acquire us and for us to acquire properties. These provisions include the prohibition on us generally from soliciting any acquisition proposal or offer for a competing transaction. These provisions, might discourage a third party that might have an interest in acquiring all or a significant part of our company from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher value than the current proposed acquisition consideration.

Failure to complete the Acquisition could negatively impact our stock price and future business and financial results.

If the Acquisition is not completed, our ongoing business may be adversely affected and we would be subject to a number of risks, including the following:

●	we will not realize the benefits expected from the Acquisition, including a potentially enhanced competitive and financial position, expansion of assets and therefore opportunities, and will instead be subject to all the risks we currently face as an independent company;
●	we may experience negative reactions from the financial markets and our partners and employees;
●	we may have to repay the Debenture, and we may not receive the remaining $14.5 million in funding under our April 2016 private placement;
●	the Asset Purchase Agreement places certain restrictions on the conduct of our business prior to the completion of the Acquisition or the termination of the Asset Purchase Agreement. Such restrictions may prevent us from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Acquisition; and
●	matters relating to the Acquisition (including integration planning) may require substantial commitments of time and resources by our management, which would otherwise have been devoted to other opportunities that may have been beneficial to us as an independent company.

We will be subject to business uncertainties and contractual restrictions while the Acquisition is pending.

Uncertainty about the effect of the Acquisition on employees and partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Acquisition is completed, and could cause partners and others that deal with us to seek to change existing business relationships, cease doing business with us or cause potential new partners to delay doing business with us until the Acquisition has been successfully completed. Retention of certain employees may be challenging during the pendency of the Acquisition, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the Acquisition could be negatively impacted. In addition, the Asset Purchase Agreement restricts us from making certain acquisitions and taking other specified actions until the Acquisition is completed. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Acquisition.

The total number of shares to be issued by us as consideration to the Sellers in the Acquisition, and the resulting dilution that our current stockholders will experience because of it, will be significant.

Under the terms of the Asset Purchase Agreement, we have agreed to issue to the Sellers, in the aggregate, 13,009,664 shares of our Common Stock and 552,000 shares of Series B Preferred Stock at the closing of the Acquisition. Although following the Acquisition, shares held by our current stockholders will each represent a piece of a larger company, our issuance of the

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Acquisition Shares to the Sellers at closing will result in significant dilution to our current stockholders in terms of their ownership percentages. After the closing of the Acquisition, the outstanding shares held by our current stockholders will represent only 11.0% of our outstanding shares of Common Stock.

The newly issued shares of Series B Preferred Stock will be convertible into shares of Common Stock and, when and if converted, will result in additional dilution to our current stockholders.

Each share of Series B Preferred Stock will be convertible, at the option of the holder, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred Stock ($25.00, as may be adjusted for recapitalizations) by the Conversion Price ($3.50, as may be adjusted for recapitalizations). Each share of Series B Preferred Stock will automatically convert into shares of Common Stock under certain conditions set forth in the Certificate of Designations of the Series B Preferred Stock. Assuming the conversion of all such shares as of the closing of the Acquisition, this would result in the issuance of approximately 3,942,857 shares of Common Stock, which is equivalent to approximately 21.2% of our Common Stock that will be outstanding as of immediately after the closing of the Acquisition.

Concentration of share ownership by our largest stockholders may prevent other stockholders from influencing significant corporate decisions.

If the Acquisition is completed, certain Sellers will own significant portions of our stock. For example, RAD2 Minerals, Ltd will beneficially own approximately 37.2% of our outstanding shares of Common Stock, Coyle Manna Management LLC will beneficially own approximately 12.2% of our outstanding shares of Common Stock and, collectively, the Sellers will beneficially own approximately 91.3% of our outstanding shares of Common Stock. As a result, certain Sellers, and the persons and entities that control such Sellers, will have the ability to exert significant influence over matters requiring approval by our stockholders, including the election and removal of directors, and on the outcome of corporate actions, including a change of control of the Company, a business combination involving the Company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock. This concentration of ownership could be disadvantageous to other stockholders with differing interests from such persons.

The Sellers will have significant control over our Board following the Acquisition.

Following the Acquisition, the Sellers will have the right to appoint three members to our Board, and it is anticipated that one of their director nominees will be Richard N. Azar II. Upon such appointments, the Sellers will have significant control over our Board and the decisions made by our Board.

Servicing debt could limit funds available for other purposes.

Following the Acquisition, we will use cash from operations to pay the principal and interest on our consolidated debt. These payments limit funds available for other purposes, including expansion of our operations through acquisitions and funding future capital expenditures.

The Acquisition may go forward even if the Assets experience a material adverse change.

Although we have the right to not consummate the Acquisition if the Assets suffer certain material adverse changes in financial condition prior to the closing (subject to certain exceptions), we may elect to proceed with the Acquisition despite such a material adverse change, and can do so without approval of our stockholders. If the Assets suffer a material adverse change, but we still complete the Acquisition, neither we nor our stockholders will have the benefit, if any, of the condition waived.

Completion of the Acquisition is subject to a number of conditions and if these conditions are not satisfied or waived, the Acquisition will not be completed.

The Acquisition is subject to customary closing conditions, including (1) approval by our stockholders of the issuance of the shares of Common Stock and Series B Preferred Stock in connection with the Acquisition, (2) receipt by us of the $4.975 million required to be paid to the Sellers at closing, which we plan to raise from the Sellers’ debt holders from whom we are required to assume the $31.5 million in debt; (3) receipt of required regulatory approvals, (4) the absence of any law or order prohibiting the consummation of the Acquisition, (5) approval of the NYSE MKT of the continued listing of our Common Stock on the NYSE MKT prior to and following the closing, (6) not having any issued and outstanding Series A Convertible Preferred Stock, and (7) consent of the our current convertible note holder. Each party’s obligation to complete the Acquisition is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other

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parties, and (b) performance in all material respects by the other parties of its obligations under the Asset Purchase Agreement. Failure to fulfill any of such closing conditions could prevent us from completing the Acquisition and have a material adverse effect on the Company.

The Asset Purchase Agreement also includes customary termination provisions for both the Company and the Sellers and, if the Asset Purchase Agreement is terminated prior to closing, such termination could have material adverse effect on the Company.

The Asset Purchase Agreement includes customary termination provisions for both us and the Sellers, which include, subject to the terms of the Asset Purchase Agreement and in certain circumstances rights to cure or other prerequisites, that the Asset Purchase Agreement can be terminated by us, if (i) any issues arise in connection with our due diligence on the Assets which in aggregate would constitute a material adverse effect on such Assets (as described in the Asset Purchase Agreement) and such issues cannot be reasonably cured by the parties; (ii) our stockholders fail to approve the issuance of the Acquisition Shares at a meeting called for such purpose; (iii) we fail to obtain all required consents; (iv) we fail to raise the cash necessary to acquire the Assets; (v) the Sellers fail to provide all required closing deliverables; or (vi) the Sellers breach any representation or warranty in the Asset Purchase Agreement, subject to the right to cure. The termination rights of the Sellers include a termination by the Sellers if (i) any issues arise in connection with the Seller’s due diligence of us which in aggregate would constitute a material adverse effect (as described in the Asset Purchase Agreement) and such issues cannot be reasonably cured by the parties; (ii) we have more than 1.8 million shares of Common Stock outstanding at closing, or the Sellers would own less than 80% of each class of our outstanding shares, on a fully-diluted basis, at closing; (iii) our stockholders fail to approve the items required to be approved for closing; (iv) we fail to maintain our listing on the NYSE MKT prior to and following closing; (v) we fail to assume the $31.5 million in debt required to be assumed at closing; (vi) we fail to provide all required closing deliverables; (vii) we breach any representation or warranty in the Asset Purchase Agreement, subject to the right to cure; or (viii) our Board withdraws its recommendation for the stockholders to approve the issuance of the Acquisition Shares because we have been presented with a superior acquisition proposal. The Asset Purchase Agreement can also be terminated by either party with five days prior written notice if the Acquisition has not been completed by September 30, 2016, provided that such failure is not the result of the breach of the agreement by the terminating party. As a result of the above, the Asset Purchase Agreement may be terminated by us or the Sellers prior to closing.

Termination of the Asset Purchase Agreement could negatively impact us.

In the event the Asset Purchase Agreement is terminated, our business may have been adversely impacted by our failure to pursue other beneficial opportunities due to the focus of management on the Acquisition, and the market price of our common stock might decline to the extent that the current market price reflects a market assumption that the Acquisition will be completed. If the Asset Purchase Agreement is terminated and our Board of Directors seeks another acquisition or business combination, our stockholders cannot be certain that we will be able to find a party willing to offer equivalent or more attractive consideration than the consideration provided for by the acquisition.

Misrepresentations made to us by the Sellers regarding the Assets could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were misrepresentations made to us by the Sellers or their representatives regarding the Assets, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the Asset Purchase Agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could materially adversely affect our financial condition and harm our business.

If we are not able to integrate the Assets into our operations in a timely manner, the anticipated benefits of the Acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be materially adversely affected.

The success of the Acquisition will depend, in part, on our ability to realize the growth opportunities and synergies of combining the Assets with ours and our ability to effectively utilize the additional resources we will have following the Acquisition. The integration of the Assets may involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

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The Acquisition will result in significant costs to us, whether or not it is completed, which could result in a reduction in our income and cash flows.

We will be required to pay our costs related to the Acquisition even if the Acquisition is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs will be significant. All of these costs will be incurred whether or not the Acquisition is completed.

Because the valuation of the Assets is based in part on certain financial projections about future results, and projections are subject to inherent risks and uncertainties, the Sellers may receive Acquisition consideration that is greater than the fair market value of the Assets.

The Sellers provided financial projections to us in connection with the determination of the consideration to be paid for the Assets, and we, our Board and our financial advisor relied in part on the Sellers’ projections for purposes of valuing the Assets and agreeing on the purchase price set forth in the Asset Purchase Agreement. Our valuation is not necessarily indicative of the actual value of the Assets. Accordingly, if actual financial results in the future are lower than the projections we relied upon, the Acquisition consideration may be greater than the fair market value of the Assets.

We can give no assurance that the financial projections we relied upon are accurate and will be met in the future because the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Sellers’ and our control. As a result, actual results may differ materially from these projections. It is expected that there will be differences between actual and projected results because the projections cover multiple years and such information by its nature becomes less reliable with each successive year.

If the benefits of the Acquisition do not meet the expectations of the marketplace, or financial or industry analysts, the market price of our Common Stock may decline.

The market price of our Common Stock may decline as a result of the Acquisition if the Assets do not perform as expected, or we do not otherwise achieve the perceived benefits of the Acquisition as rapidly as, or to the extent, anticipated by the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Transaction-related accounting impairment and amortization charges may delay and reduce our profitability.

Under generally accepted accounting principles, the Assets and assumed liabilities of the Sellers will be recorded on our books post-Acquisition at their fair values at the date the Acquisition is completed. Any excess of the value of the consideration paid by us at the date the Acquisition is completed over the fair value of the identifiable tangible and intangible assets of the Sellers will be treated as excess of purchase price over the fair value of net assets acquired. Under current accounting standards, to the extent applicable, intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives, which will affect our post-Acquisition profitability over several years beginning in the period in which the Acquisition is completed. The Assets will be tested at a minimum on an annual basis for impairment, which may result in additional accounting impairment charges.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. After the Acquisition, our internal controls and our disclosure controls and procedures will need to expand to encompass activities related to the Assets. If material weakness arise as a result and they are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-Acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our Common Stock post-Acquisition.

The loss of key executives could adversely affect our operations up to and following the closing of the Acquisition.

The success of the Acquisition will be dependent upon the continued service of a relatively small group of our key executives. Following the closing of the Acquisition, we expect that our existing executives will remain with us and Mr. Azar, the

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principal Seller, is planned to be appointed as Executive Chairman of our Board. The unexpected loss of the services of one or more of these executives or members of our Board could adversely affect our ability to manage the business going forward and to manage our operations following the closing of the Acquisition.

Risks Relating to Our Operations and Industry

We require financing to execute our business plan and fund capital program requirements.

Our anticipated cash flow from operations, possible proceeds from sales of properties and funding provided by leveraging our capital structure, may not be sufficient to meet our working capital and operating needs for approximately the next twelve months. Additionally, in order to continue growth and to fund our business and expansion plans, we will require additional financing. Moving forward, we hope to pursue third party capital in the form of debt (subordinated to International Bank of Commerce, or IBC), equity or some combination of the two for certain funding requirements. We may be unsuccessful in obtaining additional financing on attractive terms, if at all. We currently require approximately $4.5 million of additional funding over the next several months in order to participate in leasing activities via participation agreements with a drilling partner and additional funding of approximately $0.5 million for additional drilling and workover activities on existing properties.

Due to our need for immediate funding, in the event we do not receive the full amount of the proceeds expected under the Securities Purchase Agreement and Stock Purchase Agreement entered into in April 2016 due to the failure to satisfy any of the conditions to receive such proceeds, we may be forced to raise capital through the sale of debt (subordinated to IBC) or equity in the near term. In order to issue additional securities, we must, subject to certain exceptions, obtain the consent of the investor in our April 2016 financing. If we are unable to obtain the consent of this investor in connection with future financings, we may be unable to raise additional capital on acceptable terms, or at all. If external financing sources are not available in a timely manner or at all, or are inadequate to fund our operations, it could materially harm our financial condition and results of operation. Additionally, we may not have the time or resources available to seek stockholder approval (if required pursuant to applicable NYSE MKT rules and requirements) for such transactions which may result in the issuance of more than 20% of our outstanding common stock. As such, we may instead rely on an exemption from the NYSE MKT stockholder approval rules which allows an NYSE MKT listed company an exemption from such rules when a delay in securing stockholder approval would seriously jeopardize the financial viability of the company. Consequently, our stockholders may not be offered the ability to approve transactions we may undertake in the future, including those transactions which would ordinarily require stockholder approval under applicable NYSE MKT rules and regulations, and/or those transactions which would result in substantial dilution to existing stockholders.

We require significant additional financing to continue as a going concern and pay outstanding liabilities and our lack of available funding raises questions regarding our ability to continue as a going concern.

Due to the nature of oil and gas interests, i.e., that rates of production generally decline over time as oil and gas reserves are depleted, if we are unable to drill additional wells and develop our proved undeveloped reserves (PUDs), either because we are unable to raise sufficient funding for such development activities, or otherwise, or in the event we are unable to acquire additional operating properties; we believe that our revenues will continue to decline over time. Furthermore, in the event we are unable to raise additional funding in the future, we will not be able to participate with Earthstone Energy, Inc. in the drilling of planned additional wells, will not be able to complete other drilling and/or workover activities, and may not be able to make required payments on our outstanding liabilities, including amounts owed on the Letter Loan Agreement with Louise H. Rogers (as amended and modified to date, the “Rogers Loan”). Therefore, in the event we do not raise additional funding in the future we will be forced to scale back our business plan, sell or liquidate assets to satisfy outstanding debts and/or take other steps which may include seeking bankruptcy protection.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements incorporated by reference herein also include a going concern footnote from our auditors.

Additionally, due to our need for immediate funding, in the event we do not receive the full amount of the proceeds expected under the Securities Purchase Agreement and Stock Purchase Agreement entered into in April 2016 due to the failure to satisfy any of the conditions to receive such proceeds, we may be forced to raise capital through the sale of debt (subordinated to IBC) or equity in the near term. In order to issue additional securities, we must, subject to certain exceptions, obtain the consent of the investor in our April 2016 financing. If we are unable to obtain the consent of this investor in connection with future financings, we may be unable to raise additional capital on acceptable terms, or at all. If external financing sources are not available in a timely manner or

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at all, or are inadequate to fund our operations, it could materially harm our financial condition and results of operation. We may not have the time or resources available to seek stockholder approval (if required pursuant to applicable NYSE MKT rules and requirements) for such transactions which may result in the issuance of more than 20% of our outstanding common stock. As such, we may instead rely on an exemption from the NYSE MKT stockholder approval rules which allows an NYSE MKT listed company an exemption from such rules when a delay in securing stockholder approval would seriously jeopardize the financial viability of the company. Consequently, our stockholders may not be offered the ability to approve transactions we may undertake in the future, including those transactions which would ordinarily require stockholder approval under applicable NYSE MKT rules and regulations, and/or those transactions which would result in substantial dilution to existing stockholders.

In the event we are unable to raise funding in the future or complete a business combination or similar transaction in the near term, we will not be able to pay our liabilities. In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations or in the event we fail to enter into a business combination or similar transaction, we would be forced to liquidate our assets (or our creditors may undertake a foreclosure of such assets in order to satisfy amounts we owe to such creditors) or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

We are subject to production declines and loss of revenue due to shut-in wells.

The majority of our production revenues come from a small number of producing wells. In the event those wells are required to be shut-in (as they were for various periods in the past), our production and revenue could be adversely effected. Our wells are shut-in from time-to-time for maintenance, workovers, upgrades and other matters outside of our control, including repairs, adverse weather (including hurricanes, flooding and tropical storms), inability to dispose of produced water or other regulatory and market conditions. Any significant period where our wells, and especially our top producing wells, are shut-in, would have a material adverse effect on our results of production, revenues and net income or loss for the applicable period.

Many of our leases are in areas that have been partially depleted or drained by offset wells.

Many of our leases are in areas that have been partially depleted or drained by offset drilling. Interference from offset drilling may inhibit our ability to find or recover commercial quantities of oil and/or may result in an acceleration in the decline in production of our wells, which may in turn have an adverse effect on our recovered barrels of oil and consequently our results of operations.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our oil and natural gas properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas fluctuate widely in response to a variety of factors beyond our control, such as:

●	overall U.S. and global economic conditions;
●	weather conditions and natural disasters;
●	seasonal variations in oil and natural gas prices;
●	price and availability of alternative fuels;
●	technological advances affecting oil and natural gas production and consumption;
●	consumer demand;
●	domestic and foreign supply of oil and natural gas;
●	variations in levels of production;
●	regional price differentials and quality differentials of oil and natural gas; price and quantity of foreign imports of oil, NGLs and natural gas;
●	the completion of large domestic or international exploration and production projects;
●	restrictions on exportation of our oil and natural gas;
●	the availability of refining capacity;
●	the impact of energy conservation efforts;
●	political conditions in or affecting other oil producing and natural gas producing countries, including the current conflicts in the Middle East and conditions in South America and Russia; and
●	domestic and foreign governmental regulations, actions and taxes.

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Further, oil and natural gas prices do not necessarily fluctuate in direct relation to each other. Our revenue, profitability, and cash flow depend upon the prices of supply and demand for oil and natural gas, and a drop in prices can significantly affect our financial results and impede our growth. In particular, declines in commodity prices may:

●	negatively impact the value of our reserves, because declines in oil and natural gas prices would reduce the value and amount of oil and natural gas that we can produce economically;
●	reduce the amount of cash flow available for capital expenditures, repayment of indebtedness, and other corporate purposes; and
●	limit our ability to borrow money or raise additional capital.

We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities, development and production, and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the inability to recruit and retain experienced managers, geoscientists, petroleum engineers and landmen could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

We face intense competition.

We are in direct competition for properties with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of Texas. Many competitors are large, well-known energy companies, although no single entity dominates the industry. Many of our competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that a viable marketplace exists for smaller producers of natural gas and crude oil.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

Our subsidiary currently owes significant funds under an outstanding promissory note, the repayment of which is secured by a first priority security interest in substantially all of our subsidiary’s assets.

Effective on August 13, 2013, we entered into the Rogers Loan, as described in greater detail under “Note 6 – Notes Payable” to our unaudited consolidated financial statements included in “Part 1. Financial Statements” – “Item 1. Financial Statements”, in our Quarterly Report on Form 10-Q filed February 16, 2016, which is incorporated herein by reference. The maturity date of the Rogers Loan is currently October 31, 2016. We have also (i) transferred all of our oil and gas interests and equipment existing as of December 16, 2015 (the “CATI Properties”) to our newly formed wholly-owned Texas subsidiary, CATI; (ii) clarified that following the transfer, Rogers has no right to foreclose upon us (at the Nevada corporate parent level) upon the occurrence of an event of default under the Rogers Loan, and that instead Rogers can only take action against CATI and the CATI Properties; and (iii) required Rogers to release all UCC and other security filings on us (provided that Rogers is allowed to file the same filings on CATI and its assets). Finally, we have entered into an Assignment, Novation, and Assumption Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, we assigned our obligations under the Rogers Loan and related loan documents, to CATI, as if CATI had originally been a party thereto, CATI agreed to assume such obligations and to take whatever actions requested by Rogers in order for Rogers to secure the amounts owed under the Rogers Note, and Rogers agreed to release us (at the parent company level) from any obligations under the Rogers Loan and related loan documents, other than under the amendment above. Notwithstanding the above, we do not have sufficient funds to repay the Rogers Loan. In the event of the default

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in the payment when due of the amounts owed under the Rogers Loan, as amended, Rogers may seek to secure her interest pursuant to the aforementioned security rights in CATI and the CATI Properties. If CATI is in default of the Rogers Loan, Rogers can take certain actions under the Rogers Loan, including demanding immediate repayment of all amounts outstanding or initiating foreclosure proceedings against CATI and the CATI Properties. As the Rogers Loan is secured by substantially all of the CATI Properties, Rogers (or where applicable, her agent) can foreclose on the CATI Properties which would cause us to significantly curtail or cease operations. Because our ownership interest in CATI currently constitutes significantly all of our assets, a foreclosure on the CATI Properties could cause the value of our securities to decline or become worthless. Additionally, as a result of the above, CATI may be forced to seek bankruptcy protection.

The future occurrence or continuance of an event of default under the Rogers Loan or the acceleration of amounts owed thereunder could have a material adverse effect on us and our financial condition.

The Rogers Loan and note issued in connection therewith include standard and customary events of default. Upon the occurrence of an event of default, Rogers may declare the entire unpaid balance (as well as any interest, fees and expenses) immediately due and payable. Funding to repay such amounts, if required by Rogers, may not be available timely, on favorable terms, if at all, and if Rogers were to require immediate repayment of the amounts owed, it would likely have a material adverse effect on our results of operations, financial condition and the value of our common stock.

We may not timely receive funds under the April 2016 Securities Purchase Agreement and Stock Purchase Agreement and/or may not receive such funds at all.

Pursuant to our April 2016 Securities Purchase Agreement and Stock Purchase Agreement, we may not receive up to $14.5 million in proceeds if the Acquisition does not close, we do not receive approval of our stockholders for NYSE MKT purposes, certain equity conditions are not met, or there is not an effective registration statement covering the Common Stock underlying the securities issued or to be issued to the investor. In the event that we do not timely receive funds under the April 2016 Securities Purchase Agreement and Stock Purchase Agreement, and/or we do not receive such funds at all, it will have a material adverse effect on our ability to satisfy our liabilities and could force us to curtail our operations or seek bankruptcy protection, which could result in the value of our securities declining in value or becoming worthless.

We have various outstanding Convertible Promissory Notes which are convertible into shares of our common stock at a discount to our current market price.

To date, we have sold or agreed to sell $3,000,000 in Convertible Promissory Notes. The Convertible Promissory Notes issued under the Line of Credit are due and payable on October 1, 2016, the Convertible Promissory Notes issued under the Note Purchase Agreement are due and payable on the anniversary of their respective issuance dates, and the Convertible Promissory Notes issued under the Line of Credit Amendment are due and payable on April 11, 2017 unless otherwise agreed between the parties. The Convertible Promissory Notes accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into our common stock at a conversion price of $1.50 per share with respect to the Silver Star Notes and the Convertible Promissory Notes issuable under the Note Purchase Agreement and at a conversion price of $3.25 per share with respect to the Convertible Promissory Notes issuable under the Line of Credit Amendment, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the Convertible Promissory Notes under applicable NYSE MKT rules and regulations (“NYSE Approval”). Each conversion is also subject to a per holder 9.99% ownership limitation upon conversion. We have the right to prepay the Convertible Promissory Notes. The Convertible Promissory Notes include customary events of default for facilities of similar nature and size. Upon the conversion of the Convertible Promissory Notes (which are limited to 19.9% of our outstanding shares prior to shareholder approval for such issuances, approximately 289,398 shares of common stock), the notes will be convertible into a significant number of shares of our common stock at $1.50 per share or $3.25 per share, as applicable, which is a discount to the current trading price of our common stock as of the date of this prospectus. As a result, any conversion of the Convertible Promissory Notes and sale of shares of common stock issuable in connection with the conversion thereof will likely cause the value of our common stock, if any, to decline in value, as described in greater detail under the Risk Factors below.

The issuance and sale of common stock upon conversion of the Convertible Promissory Notes, the Debenture and the other convertible securities to be issued, may depress the market price of our common stock.

If there are sequential conversions of the Convertible Promissory Notes, the Debenture and the other convertible securities to be issued, and sales of such converted shares take place, the price of our common stock may decline. The shares of common stock issuable upon conversion of these securities may be sold without restriction after the applicable holding period under Rule 144 has elapsed. In addition, we have agreed to file resale registration statements for the shares of common stock issuable upon conversion of the Debenture and related warrant, Series C Preferred Stock and related warrant, and certain of the Convertible Promissory Notes

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and related warrants subject to certain conditions, which will make those shares freely tradable when the registration statements become effective. As a result, the sale of these shares may adversely affect the market price of our common stock.

In addition, the common stock issuable upon conversion of these convertible securities may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The Convertible Promissory Notes are currently convertible into shares of our common stock at a discount to the current market price of our common stock as described above, and such discount to market provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

The issuance of common stock upon conversion of the Convertible Notes and other convertible securities will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Convertible Notes and other convertible securities will result in immediate and substantial dilution to the interests of other stockholders.

Restrictions on drilling activities intended to protect certain species of wildlife may adversely affect our ability to conduct drilling activities in some of the areas where we operate.

Oil and natural gas operations in our operating areas can be adversely affected by seasonal or permanent restrictions on drilling activities designed to protect various wildlife. Seasonal restrictions may limit our ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling is allowed. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs. Permanent restrictions imposed to protect endangered species could prohibit drilling in certain areas or require the implementation of expensive mitigation measures. Specifically, applicable laws protecting endangered species prohibit the harming of endangered or threatened species, provide for habitat protection, and impose stringent penalties for noncompliance. The designation of previously unprotected species as threatened or endangered in areas where we operate could cause us to incur increased costs arising from species protection measures or could result in limitations, delays, or prohibitions on our exploration and production activities that could have an adverse impact on our ability to develop and produce our reserves.

The derivatives legislation adopted by Congress, and implementation of that legislation by federal agencies, could have an adverse impact on our ability to hedge risks associated with our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Dodd-Frank Act, which, among other things, sets forth the new framework for regulating certain derivative products including the commodity hedges of the type that we may elect to use, but many aspects of this law are subject to further rulemaking and will take effect over several years. As a result, it is difficult to anticipate the overall impact of the Dodd-Frank Act on our ability or willingness to enter into and maintain such commodity hedges and the terms of such hedges. There is a possibility that the Dodd-Frank Act could have a substantial and adverse impact on our ability to enter into and maintain these commodity hedges. In particular, the Dodd-Frank Act could result in the implementation of position limits and additional regulatory requirements on derivative arrangements, which could include new margin, reporting and clearing requirements. In addition, this legislation could have a substantial impact on our counterparties and may increase the cost of our derivative arrangements in the future. If these types of commodity hedges become unavailable or uneconomic, our commodity price risk could increase, which would increase the volatility of revenues and may decrease the amount of credit available to us. Any limitations or changes in our use of derivative arrangements could also materially affect our future ability to conduct acquisitions.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices. Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we choose not to hedge our exposure to reductions in oil and natural gas prices by purchasing futures and by using other hedging strategies, we may be subject to significant reduction in prices which could have a material negative impact on our profitability. Alternatively, we may elect to use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging

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transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

Our operations are substantially dependent on the availability of water. Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

Water is an essential component of deep shale oil and natural gas production during both the drilling and hydraulic fracturing, or fracking processes. Our operations in West Texas could be adversely impacted if we are unable to locate sufficient amounts of water, or dispose of or recycle water used in our exploration and production operations. Currently, the quantity of water required in certain completion operations, such as hydraulic fracturing, and changing regulations governing usage may lead to water constraints and supply concerns (particularly in some parts of the country). As a result, future availability of water from certain sources used in the past may be limited. Moreover, the imposition of new environmental initiatives and conditions could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of oil and natural gas. The federal Clean Water Act, or CWA and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants, including produced waters and other oil and natural gas waste, into navigable waters or other regulated federal and state waters. Permits or other approvals must be obtained to discharge pollutants to regulated waters and to conduct construction activities in such waters and wetlands. Uncertainty regarding regulatory jurisdiction over wetlands and other regulated waters has, and will continue to, complicate and increase the cost of obtaining such permits or other approvals. The CWA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of pollutants and unauthorized discharges of reportable quantities of oil and other hazardous substances. Many state discharge regulations, and the Federal National Pollutant Discharge Elimination System General permits issued by the EPA, prohibit the discharge of produced water and sand, drilling fluids, drill cuttings and certain other substances related to the oil and natural gas industry into coastal waters. While generally exempt under federal programs, many state agencies have also adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain permits for storm water discharges. In October 2011, the EPA announced its intention to develop federal pretreatment standards for wastewater discharges associated with hydraulic fracturing activities. If adopted, the pretreatment rules will require coalbed methane and shale gas operations to pretreat wastewater before transferring it to treatment facilities Some states have banned the treatment of fracturing wastewater at publicly owned treatment facilities. There has been recent nationwide concern over earthquakes associated with Class II underground injection control wells, a predominant storage method for crude oil and gas wastewater. It is likely that new rules and regulations will be developed to address these concerns, possibly eliminating access to Class II wells in certain locations, and increasing the cost of disposal in others. Finally, the EPA study noted above has focused and will continue to focus on various stages of water use in hydraulic fracturing operations. It is possible that, following the conclusion of the EPA’s study, the agency will move to more strictly regulate the use of water in hydraulic fracturing operations. While we cannot predict the impact that these changes may have on our business at this time, they may be material to our business, financial condition, and operations. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells or the disposal or recycling of water will increase our operating costs and may cause delays, interruptions or termination of our operations, the extent of which cannot be predicted. In addition, our inability to meet our water supply needs to conduct our completion operations may impact our business, and any such future laws and regulations could negatively affect our financial condition, results of operations and cash flows.

If we acquire crude oil and natural gas properties in the future, our failure to fully identify existing and potential problems, to accurately estimate reserves, production rates or costs, or to effectively integrate the acquired properties into our operations could materially and adversely affect our business, financial condition and results of operations.

From time to time, we seek to acquire crude oil and natural gas properties. Although we perform reviews of properties to be acquired in a manner that we believe is duly diligent and consistent with industry practices, reviews of records and properties may not necessarily reveal existing or potential problems, and may not permit us to become sufficiently familiar with the properties in order to fully assess their deficiencies and potential. Even when problems with a property are identified, we may assume environmental and other risks and liabilities in connection with acquired properties pursuant to the acquisition agreements. Moreover, there are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves (as discussed further below), actual future production rates and associated costs with respect to acquired properties. Actual reserves, production rates and costs may vary substantially from those assumed in our estimates. We may be unable to locate or make suitable acquisitions on acceptable terms and future acquisitions may not be effectively and profitably integrated. Acquisitions involve risks that could divert management resources and/or result in the possible loss of key employees and customers of the acquired operations. For the reasons above, among others, an acquisition may have a material and adverse effect on our business and results of operations, particularly during the periods in which the operations of the acquired properties are being integrated into our ongoing operations or if we are unable to effectively integrate the acquired properties into our ongoing operations.

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If we make any acquisitions or enter into any business combinations in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions or enter into any business combinations in the future, funding permitting, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the Board of Directors or officers of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired companies, concepts and operations;
●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;
●	the potential inability to manage an increased number of locations and employees;
●	our ability to successfully manage the companies and/or concepts acquired;
●	the failure to realize efficiencies, synergies and cost savings; or
●	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing stockholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our Chief Executive Officer and director, Anthony C. Schnur, who is in charge of our strategic planning and operations. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Schnur. We do not believe that Mr. Schnur could be quickly replaced with personnel of equal experience and capabilities, and his successor(s) may not be as effective. If Mr. Schnur or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

We have an active Board of Directors that meets several times throughout the year and is intimately involved in our business and the determination of our operational strategies. Members of our Board of Directors work closely with management to identify potential prospects, acquisitions and areas for further development. If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

Certain of our undeveloped leasehold assets are subject to leases that will expire over the next several years unless production is established on units containing the acreage.

Leases on natural gas and oil properties typically have a term of three to five years, after which they expire unless, prior to expiration, a well is drilled and production of hydrocarbons in paying quantities is established. If our leases expire and we are unable to renew the leases, we will lose our right to develop the related properties. Although we seek to actively manage our undeveloped properties, our drilling plans for these areas are subject to change based upon various factors, including drilling results, natural gas and oil prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals.

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Our business is subject to extensive regulation.

As many of our activities are subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, our operations may be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

Future increases in our tax obligations; either due to increases in taxes on energy products, energy service companies and exploration activities or reductions in currently available federal income tax deductions with respect to oil and natural gas exploration and development, may adversely affect our results of operations and increase our operating expenses.

Federal, state and local governments have jurisdiction in areas where we operate and impose taxes on the oil and natural gas products we sell. There are constant discussions by federal, state and local officials concerning a variety of energy tax proposals, some of which, if passed, would add or increase taxes on energy products, service companies and exploration activities. Additionally, the current administration has proposed legislation which would make significant changes to federal tax laws, including the elimination of certain key United States federal income tax incentives currently available to oil and natural gas exploration and production companies. These proposed changes include, but are not limited to: (1) the repeal of the percentage depletion allowance for oil and natural gas properties, (2) the elimination of current deductions for intangible drilling and development costs, (3) the elimination of the deduction for certain domestic production activities, and (4) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted into law or how soon any such changes could become effective in the event they were enacted into law. The passage of any legislation as a result of these proposals or any other changes in U.S. federal income tax laws could impact or increase the taxes that we are required to pay and consequently adversely affect our results of operations and/or increase our operating expenses.

The crude oil and natural gas reserves we report in our SEC filings are estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we report in our filings with the SEC now and in the future will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Additionally, “probable” and “possible reserve estimates” estimates are considered unproved reserves and as such, the SEC views such estimates to be inherently unreliable, may be misunderstood or seen as misleading to investors that are not “experts” in the oil or natural gas industry. Unless you have such expertise, you should not place undue reliance on these estimates. Except as required by applicable law, we undertake no duty to update this information and do not intend to update this information.

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The calculated present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

You should not assume that the present value of future net cash flows as included in our public filings is the current market value of our estimated proved oil and natural gas reserves. We generally base the estimated discounted future net cash flows from proved reserves on current costs held constant over time without escalation and on commodity prices using an unweighted arithmetic average of first-day-of-the-month index prices, appropriately adjusted, for the 12-month period immediately preceding the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs used for these estimates and will be affected by factors such as:

●	actual prices we receive for oil and natural gas;
●	actual cost and timing of development and production expenditures;
●	the amount and timing of actual production; and
●	changes in governmental regulations or taxation.

In addition, the 10% discount factor that is required to be used to calculate discounted future net revenues for reporting purposes under GAAP is not necessarily the most appropriate discount factor based on the cost of capital in effect from time to time and risks associated with our business and the oil and natural gas industry in general.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and exploration, drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Even considering our business philosophy to avoid wildcat wells, drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of exploration, drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including: unexpected drilling conditions; pressure or irregularities in formations; equipment failures or accidents; inability to obtain leases on economic terms, where applicable; adverse weather conditions and natural disasters; compliance with governmental requirements; and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Furthermore, we cannot provide investors with any assurance that we will be able to obtain rights to additional producing properties in the future and/or that any properties we obtain rights to will contain commercially exploitable quantities of oil and/or gas.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or natural gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. Our overall drilling success rate and/or our drilling success rate for activities within a particular geographic area may decline in the future. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to: the results of previous development efforts and the acquisition, review and analysis of data; the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects; the approval of the prospects by other participants, if any, after additional data has been compiled; economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews; our financial resources and results; the availability of leases and permits on reasonable terms for the prospects; and the success of our drilling technology.

These projects may not be successfully developed and the wells discussed, if drilled, may not encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control. If we are unable to find commercially exploitable quantities of oil and natural gas in any properties we may acquire in the future, and/or we are unable to commercially extract such quantities we may find in any properties we may acquire in the future, the value of our securities may decline in value.

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Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us in the future. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, our current insurance or the insurance that we obtain in the future may not be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us declining in value or becoming worthless.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

The rate of production from our oil and natural gas properties will decline as our reserves are depleted. Our future oil and natural gas reserves and production and, therefore, our income and cash flow, are highly dependent on our success in (a) efficiently developing and exploiting our current reserves on properties owned by us or by other persons or entities and (b) economically finding or acquiring additional oil and natural gas properties. In the future, we may have difficulty acquiring new properties. During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities. If we are unable to replace our production, our reserves will decrease, and our business, financial condition and results of operations would be adversely affected.

The unavailability or high cost of drilling rigs, completion equipment and services, supplies and personnel, including hydraulic fracturing equipment and personnel, could adversely affect our ability to establish and execute exploration and development plans within budget and on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages or the high cost of drilling rigs, completion equipment and services, supplies or personnel could delay or adversely affect our operations. When drilling activity in the United States increases, associated costs typically also increase, including those costs related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. These costs may increase, and necessary equipment and services may become unavailable to us at economical prices. Should this increase in costs occur, we may delay drilling activities, which may limit our ability to establish and replace reserves, or we may incur these higher costs, which may negatively affect our business, financial condition and results of operations.

We incur certain costs to comply with government regulations, particularly regulations relating to environmental protection and safety, and could incur even greater costs in the future.

Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels and are subject to interruption or termination by governmental and regulatory authorities based on environmental or other considerations. Moreover, we have incurred and will continue to incur costs in our efforts to comply with the requirements of environmental, safety and other regulations. Further, the regulatory environment in the oil and natural gas industry could change in ways that we cannot predict and that might substantially increase our costs of compliance and, in turn, materially and adversely affect our business, results of operations and financial condition.

Specifically, as an owner or lessee and operator of crude oil and natural gas properties, we are subject to various federal, state, local and foreign regulations relating to the discharge of materials into, and the protection of, the environment. These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages and require suspension or cessation of operations in affected areas. Moreover, we are subject to the United States (U.S.) Environmental Protection Agency’s (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG)

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emissions. Changes in, or additions to, these regulations could lead to increased operating and compliance costs and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues. In addition to the U.S. EPA’s rule requiring annual reporting of GHG emissions, we are also aware of legislation proposed by U.S. lawmakers to reduce GHG emissions.

Additionally, there have been various proposals to regulate hydraulic fracturing at the federal level, including possible regulations limiting the ability to dispose of produced waters. Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions. In addition to the possible federal regulation of hydraulic fracturing, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on the access to and usage of water and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations. Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

We will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where we operate to determine the impact on our operations and take appropriate actions, where necessary. We are unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect our business, results of operations and financial condition.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing is a common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into rock formations to fracture the surrounding rock and stimulate production. There has been increasing public controversy regarding hydraulic fracturing with regard to the transportation and use of fracturing fluids, impacts on drinking water supplies, use of waters, and the potential for impacts to surface water, groundwater, air quality and the environment generally. A number of lawsuits and enforcement actions have been initiated implicating hydraulic fracturing practices. Additional legislation or regulation could make it more difficult to perform hydraulic fracturing, cause operational delays, increase our operating costs or make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings. New legislation or regulations in the future could have the effect of prohibiting the use of hydraulic fracturing, which would prevent us from completing our wells as planned and would have a material adverse effect on production from our wells. If these legislative and regulatory initiatives cause a material delay or decrease in our drilling or hydraulic fracturing activities, our business and profitability could be materially impacted.

Possible regulation related to global warming and climate change could have an adverse effect on our operations and demand for oil and gas.

Studies over recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, governments have begun adopting domestic and international climate change regulations that require reporting and reductions of the emission of greenhouse gases. Methane, a primary component of natural gas, and carbon dioxide, a by-product of the burning of oil, natural gas and refined petroleum products, are considered greenhouse gases. In the United States, at the state level, many states, either individually or through multi-state regional initiatives, have begun implementing legal measures to reduce emissions of greenhouse gases, primarily through the planned development of emission inventories or regional greenhouse gas cap and trade programs or have begun considering adopting greenhouse gas regulatory programs. At the federal level, Congress has considered legislation that could establish a cap and trade system for restricting greenhouse gas emissions in the United States. The ultimate outcome of this federal legislative initiative remains uncertain. In addition to pending climate legislation, the EPA has issued greenhouse gas monitoring and reporting regulations. Beyond measuring and reporting, the EPA issued an “Endangerment Finding” under section 202(a) of the Clean Air Act, concluding that greenhouse gas pollution threatens the public health and welfare of current and future generations. The finding served as a first step to issuing regulations that require permits for and reductions in greenhouse gas emissions for certain facilities. Moreover, the EPA has begun regulating greenhouse gas emission from certain facilities pursuant to the Prevention of Significant Deterioration and Title V provisions of the Clean Air Act. In the courts, several decisions have been issued that may increase the risk of claims being filed by government entities and private parties against companies that have significant greenhouse gas emissions. Such cases may seek to challenge air emissions

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permits that greenhouse gas emitters apply for and seek to force emitters to reduce their emissions or seek damages for alleged climate change impacts to the environment, people, and property. Any existing or future laws or regulations that restrict or reduce emissions of greenhouse gases could require us to incur increased operating and compliance costs. In addition, such laws and regulations may adversely affect demand for the fossil fuels we produce, including by increasing the cost of combusting fossil fuels and by creating incentives for the use of alternative fuels and energy.

The lack of availability or high cost of drilling rigs, equipment, supplies, insurance, personnel and oilfield services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies tend to increase, in some cases substantially. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases within a geographic area. If increasing levels of exploration and production result in response to strong prices of oil and natural gas, the demand for oilfield services will likely rise, and the costs of these services will likely increase, while the quality of these services may suffer. The future lack of availability or high cost of drilling rigs, as well as any future lack of availability or high costs of other equipment, supplies, insurance or qualified personnel, in the areas in which we operate could materially and adversely affect our business and results of operations.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our stockholders’ ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

We currently have outstanding indebtedness and we may incur additional indebtedness which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our unit costs.

We currently have outstanding indebtedness and in the future, we may incur significant amounts of additional indebtedness in order to make acquisitions or to develop our properties. Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be used to service our indebtedness;
●	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;
●	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds,
●	dispose of assets, pay dividends and make certain investments;
●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and
●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Our CATI Properties are located in the Austin Chalk and Eagle Ford trends, making us vulnerable to risks associated with operating in one major geographic area.

Our CATI Properties are located in the Austin Chalk and Eagle Ford trends south, and southeast of San Antonio, Texas. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from wells caused by

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transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, or interruption of transportation of oil or natural gas produced from the wells in this area. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas such as the ones we operate in, which may cause these conditions to occur with greater frequency or magnify the effect of these conditions. Due to the concentrated nature of our portfolio of CATI Properties, a number of our CATI Properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

Servicing our debt requires a significant amount of cash, which we may not have available when payments are due.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. In the future, we may incur additional indebtedness in order to make future acquisitions or to develop our properties, including under our current liabilities. If we do not have sufficient funds on hand to pay our debt, we may be required to seek a waiver or amendment from our lenders, refinance our indebtedness, sell assets or sell additional securities. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. In addition, we may not be able to consummate an asset sale to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully could result in a default on our debt obligations, which would materially adversely affect our business, results of operations and financial condition.

Future acquired properties may not be worth what we pay due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include estimates of recoverable reserves, exploration potential, future natural gas and oil prices, operating costs, production taxes and potential environmental and other liabilities. These assessments are complex and inherently imprecise. Our review of the properties we acquire may not reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. There may be threatened or contemplated claims against the assets or businesses we acquire related to environmental, title, regulatory, tax, contract, litigation or other matters of which we are unaware, which could materially and adversely affect our production, revenues and results of operations. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and our contractual indemnification may not be effective. At times, we acquire interests in properties on an “as is” basis with limited representations and warranties and limited remedies for breaches of such representations and warranties. In addition, significant acquisitions can change the nature of our operations and business if the acquired properties have substantially different operating and geological characteristics or are in different geographic locations than our existing properties.

We have limited control over activities in properties we do not operate, which could reduce our production and revenues, affect the timing and amounts of capital requirements and potentially result in a dilution of our respective ownership interest in the event we are unable to make any required capital contributions.

We do not operate all of the properties in which we have an interest. As a result, we may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. For all of the properties that are operated by others, we are dependent on their decision-making with respect to day-to-day operations over which we have little control. The failure of an operator of wells in which we have an interest to adequately perform operations, or an operator’s breach of applicable agreements, could reduce production and revenues we receive from that well. The success and timing of our drilling and development activities on properties operated by others depend upon a number of factors outside of our control, including the timing and amount of capital expenditures, the available expertise and financial resources, the inclusion of other participants and the use of technology. Since we do not own the majority interest in many of the wells we do not operate, we may not be in a position to remove the operator in the event of poor performance.

The employment agreement of our Chief Executive Officer includes certain provisions which may prevent or delay a change of control.

Effective November 1, 2012, we entered into an Employment Agreement with Anthony C. Schnur, our Chief Executive Officer and Interim Chief Financial Officer, which agreement was amended and restated effective December 12, 2012. The

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agreement had a term of two years, expiring on October 31, 2014, provided that the agreement is automatically extended for additional one year terms, unless either party provides notice of their intent not to renew within the 30 day period prior to any automatic renewal date and because neither party has provided notice, the agreement has been automatically extended until October 31, 2016. The Company agreed to pay Mr. Schnur a base annual salary of $310,000 during the term of the agreement, of which $290,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock. In the event the agreement is terminated by the Company for a reason other than cause (as described in the agreement) or by Mr. Schnur for good reason (as described in the agreement), Mr. Schnur is due in the form of a lump sum payment, the product of the base salary and bonus he was paid under the agreement for the prior 12 month period, provided that if such termination occurs six months before or 24 months following the occurrence of a Change of Control (as described in the agreement), Mr. Schnur is due 200% of the amount described above upon such termination. The requirement to pay severance fees under the Employment Agreement may prevent or delay a change of control of the Company.

Risks Relating To Investment In Our Securities

If we are unable to maintain compliance with NYSE MKT continued listing standards, our common stock may be delisted from the NYSE MKT equities market, which would likely cause the liquidity and market price of our common stock to decline.

Our common stock currently is listed on the NYSE MKT. The NYSE MKT will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards. If we cannot meet the NYSE MKT continued listing requirements, the NYSE MKT may delist our common stock, which could have an adverse impact on us and the liquidity and market price of our stock.

We may be unable to comply with NYSE MKT continued listing standards. Our business has been and may continue to be affected by worldwide macroeconomic factors, which include uncertainties in the credit and capital markets. External factors that affect our stock price, such as liquidity requirements of our investors, as well as our performance, could impact our market capitalization, revenue and operating results, which, in turn, could affect our ability to comply with the NYSE MKT’s listing standards. The NYSE MKT has the ability to suspend trading in our common stock or remove our common stock from listing on the NYSE MKT if in the opinion of the exchange: (a) the financial condition and/or operating results of the Company appear to be unsatisfactory; or (b) it appears that the extent of public distribution or the aggregate market value of our common stock has become so reduced as to make further dealings on the exchange inadvisable; or (c) we have sold or otherwise disposed of our principal operating assets, or have ceased to be an operating company; or (d) we have failed to comply with our listing agreements with the exchange; or (e) any other event shall occur or any condition shall exist which makes further dealings on the exchange unwarranted.

If we are unable to maintain compliance with the NYSE MKT criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock and reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the NYSE MKT might negatively impact our reputation and, as a consequence, our business. Additionally, if we were delisted from the NYSE MKT and are not able to list our common stock on another national exchange we will no longer be eligible to use Form S-3 registration statements and will instead be required to file a Form S-1 registration statement for any primary or secondary offerings of our common stock, which would delay our ability to raise funds in the future, may limit the type of offerings of common stock we could undertake, and would increase the expenses of any offering, as, among other things, registration statements on Form S-1 are subject to SEC review and comments whereas take downs pursuant to a previously filed Form S-3 are not.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE MKT, it would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

We do not intend to pay cash dividends to our stockholders.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon our financial

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condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserve estimates;
●	quarterly variations in the rate of growth of our financial indicators, such as net income/loss per share, net income/loss and cash flows, or those of companies that are perceived to be similar to us;
●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;
●	speculation in the press or investment community;
●	public reaction to our press releases, announcements and filings with the SEC;
●	sales of our common stock by us or other stockholders, or the perception that such sales may occur;
●	the amount of our freely tradable common stock available in the public marketplace;
●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;
●	the realization of any of the risk factors that we are subject to;
●	the recruitment or departure of key personnel;
●	commencement of, or involvement in, litigation;
●	the prices of oil and natural gas;
●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;
●	changes in market valuations of companies similar to ours; and
●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “LEI.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a stockholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our common stock may not develop or, if one develops, may not be sustained.

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity and debt financing as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

If the holders of our outstanding convertible securities and warrants sell a large number of shares all at once or in blocks after converting such convertible securities and exercising such warrants, or the holders of our registered shares sell a large number of shares, the trading value of our shares could decline in value.

As of the date of this prospectus, we have Series B Warrants outstanding to purchase an aggregate of 100,422 shares of common stock which have an exercise price of $71.50 per share; outstanding warrants to purchase 41,300 shares of common stock sold in April 2012, which have an exercise price of $57.50 per share; outstanding warrants to purchase 13,000 shares of our common stock at an exercise price of $37.50 per share, which were issued in

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connection with our April and May 2013 loan agreements; outstanding warrants to purchase 11,195 shares of our common stock at an exercise price of $0.01 per share, which were issued in connection with our August 2013 Rogers Loan; outstanding warrants to purchase 66,668 shares of our common stock at a current exercise price of $11.68 per share, which were issued in connection with our April 2014 offering; outstanding convertible promissory notes convertible into 966,667 shares of our common stock at $1.50 per share; and an outstanding Debenture convertible into 163,077 shares of our common stock at a conversion price of $3.25 per share. The trading price of our common stock has fluctuated significantly during the last 52 weeks.

We have 1,731,744 shares of common stock issued and outstanding as of April 26, 2016 and will have 15,131,698 shares of common stock issued and outstanding if the Acquisition closes. As a result, the exercise of outstanding warrants, or conversion of outstanding convertible promissory notes or Debenture, and the subsequent resale of such shares of common stock (which shares of common stock issuable upon exercise of the Series B Warrants, the warrants sold in our April and September 2012 offerings and the warrants sold in our April 2014 offering, will be eligible for immediate resale, and which shares of common stock issuable upon conversion of the convertible promissory notes and Debenture and exercise of the warrants issued in April, May and August 2013, will be eligible for immediate resale subject to the terms and conditions of Rule 144) may cause dilution to existing stockholders and cause the market price of our securities to decline in value. Additionally, the common stock issuable upon exercise of the warrants or conversion of the convertible promissory note or Debenture may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a Company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. Finally, the offer or sale of large numbers of shares of common stock in the future, including those shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements may cause the market price of our securities to decline in value.

The warrants sold in our April 2014 offering and the warrants issuable pursuant to our March 2016 Note Purchase Agreement have anti-dilution rights which could cause their exercise price to be reduced.

The warrants sold in our April 2014 offering include anti-dilution rights, which provide that if at any time the warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) for consideration less than the then current exercise price of the warrants, the exercise price of such warrants is automatically reduced (a) to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be deemed less than $0.01 per share, during the one year period following the closing date of the offering (April 21, 2014), which date has passed without any required adjustments; and thereafter (b) to the product of (x) the exercise price then in effect, and (y) a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock which the aggregate consideration received by us would purchase at the exercise price in effect immediately prior to such issuance, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of such additional shares of common stock issued. Notwithstanding the above, no adjustment of the exercise price is required in connection with any issuances or deemed issuance of shares of common stock (1) to our officers, directors, consultants or employees pursuant to stock option or stock purchase plans or agreements on terms approved by our Board of Directors, subject to adjustment for all subdivisions and combinations; and (2) in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the closing date, subject to the prior written approval of the holders of the warrants. Additionally, in the event we acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which we are the surviving entity and our common stock is not converted or exchanged), business combination or share exchange pursuant to which shares of our common stock or convertible securities (including options or warrants) are issued or granted by us as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the exercise price of the warrants is automatically reduced, to the average of the highest bid and lowest asked prices of our common stock averaged over the thirty (30) business days after the closing of the Company Combination if such exercise price as adjusted is less than the exercise price in effect on the date such Company Combination Price is determined.

The warrants issuable pursuant to our March 2016 Note Purchase Agreement include anti-dilution rights, for the first 12 months following the issuance date of such warrants, which automatically reduce the exercise price of the warrants to any lower priced security sold, granted or issued by us during such anti-dilution period, subject to certain exceptions, including officer and director grants and the transactions contemplated by the Acquisition.

We may be forced to expend significant resources and pay significant costs and expenses associated with outstanding registration rights.

In connection with our entry into the April 2014 Securities Purchase Agreement, we provided the investors in the offering registration rights pursuant to a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the purchasers in the April 2014 Securities Purchase Agreement have demand and piggy-back registration rights. We also have agreed to register for resale

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the shares of common stock issuable in connection with the Acquisition. We will have to expend significant resources and pay significant costs and expenses, including filing fees, legal fees and accounting fees, in connection with such registration statements.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of April 26, 2016, we have 1,731,744 shares of common stock outstanding and we will have 15,131,698 shares of common stock outstanding if the Acquisition closes, but does not take into account the 552,000 shares of Series B Preferred Stock issuable in connection with the Acquisition, each convertible into approximately 7.14 shares of our common stock. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, subject to the requirements of the NYSE MKT (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), which if issued could cause substantial dilution to our then stockholders. Shares of additional preferred stock may also be issued by our Board of Directors without stockholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have super voting rights and/or other rights or preferences which could provide the preferred stockholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Stockholders may be diluted significantly through our efforts to obtain financing and/or satisfy obligations through the issuance of additional shares of our common stock.

On May 16, 2013, we filed a Registration Statement on Form S-3 (Reg. No. 333-188663), which allows us the ability to sell up to $10 million in securities from time to time in the future, including common stock, preferred stock, debt securities, warrants and/or units consisting of any of the above. On May 24, 2013, the Registration Statement was declared effective by the SEC.

On September 6, 2013, the Company closed a registered direct offering under the Registration Statement of $3,451,500 (approximately $3.2 million net, after deducting commissions and other expenses) of shares of common stock to certain institutional investors. In total, the Company sold 2.95 million shares of common stock at a price of $1.17 per share (equivalent to 118,000 shares at $29.25 per share as a result of a reverse stock split effective July 15, 2015).

On April 21, 2014, the Company closed a registered direct offering under the Registration Statement of $2,000,000 (approximately $1.88 million net, after deducting commissions and other expenses) of units to certain institutional investors. In total, the Company sold 133,334 units (post-split), each consisting of one share of common stock and 0.50 of one warrant to purchase one share of common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock. Subject to certain consent rights of the investor in our April 2016 financing, our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock (subject to NYSE MKT rules which limit among other things, the number of shares we can issue without stockholder approval to no more than 20% of our outstanding shares of common stock). These actions will result in dilution of the ownership interests of existing stockholders, and that dilution may be material.

If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon

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exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

The market price for our common stock may be volatile, and our stockholders may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including: actual or anticipated variations in our quarterly results of operations; changes in market valuations of companies in our industry; changes in expectations of future financial performance; fluctuations in stock market prices and volumes; issuances of dilutive common stock or other securities in the future; the addition or departure of key personnel; announcements by us or our competitors of acquisitions, investments or strategic alliances; and the increase or decline in the price of oil and natural gas.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resales in the open market will decrease the market price of our common stock. The impact of any such issuances or resales of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options that we have or that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock (including shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements) could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing stockholders. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock.

We face potential liability in the event we do not satisfy the current public information requirements of Rule 144(c) of the Securities Act of 1933, as amended, prior to the date the Series B Warrants and shares of common stock issuable upon exercise thereof have been sold by the holders thereof or have expired.

Pursuant to an agreement entered into with the Series B Warrant holders, we agreed that if at any time prior to the date that all of the Series B Warrants and any shares of common stock issuable upon exercise of such warrants are sold by the holders thereof, we fail to satisfy the current public information requirement of Rule 144(c) of the Securities Act of 1933, as amended (a “Public Information Failure”), as partial relief for the damages to any holder of warrants, we would pay the holders, based on their pro rata ownership of non-exercised and non-expired warrants on the first day of a Public Information Failure, an aggregate of $80,000 for the first thirty calendar days that there is a Public Information Failure (pro-rated for a period of less than thirty days) and an amount in cash equal to one and one-half percent (1.5%) of the aggregate Black Scholes Value (as defined in the warrants) of such holder’s non-exercised and non-expired warrants on the sixty-first (61st) calendar day after the Public Information Failure (covering the 31st to 60th calendar days) and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured; (ii) such time that such public information is no longer required pursuant to Rule 144; and (iii) the expiration date of the warrants. Additionally, upon the occurrence of any Public Information Failure during the 12 months prior to the expiration of any warrant, the expiration date of such warrant will be automatically extended for one day for each day that a Public Information Failure occurs and is continuing. As such, in the event of the occurrence of a Public Information Failure, we will face liability and penalties.

We incur significant costs as a result of operating as a fully reporting publicly traded company and our management is required to devote substantial time to compliance initiatives.

We incur significant legal, accounting and other expenses in connection with our status as a fully reporting public company. Specifically, we are required to prepare and file annual, quarterly and current reports, proxy statements and other information with the SEC. Additionally, our officers, directors and significant stockholders are required to file Form 3, 4 and 5’s and Schedule 13D/G’s with the SEC disclosing their ownership of the Company and changes in such ownership. Furthermore, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. The costs and expenses of compliance with SEC rules and our filing obligations with the SEC, or our identification of deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, could materially adversely affect our results of operations or cause the market price of our stock to decline in value.

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Securities analyst coverage or lack of coverage may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If securities or industry analysts stop their coverage of us or additional securities and industry analysts fail to cover us in the future, the trading price for our common stock would be negatively impacted. If any analyst or analysts who cover us downgrade our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst or analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our cost and expenses.

We are currently required to file annual and quarterly information and other reports with the SEC that are specified in Sections 13 and 15(d) of the Exchange Act. Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require the approval of the NYSE MKT for such transactions and/or NYSE MKT rules may require us to obtain stockholder approval for such transactions.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Additional Risks Related to our Business, Industry and an Investment in our common stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on July 14, 2015, as well as the disclosures contained in documents filed by us thereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference into, and deemed to be a part of, this prospectus.

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USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth the number of shares of our Common Stock beneficially owned by the Selling Stockholder as of April 26, 2016. The percentages shown in the table are based on 1,731,744 shares of Common Stock outstanding on that date. Shares of Common Stock subject to options, warrants or other convertible securities which are exercisable within 60 days of April 26, 2016, are deemed to be beneficially owned by the person holding such options, warrants or other convertible securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Except as described in the preceding sentence, shares of Common Stock issuable upon exercise of outstanding options, warrants and other convertible securities are not deemed to be outstanding.

The table below assumes that the Selling Stockholder sells all the Shares offered by it under this prospectus and sells none of the other shares of our Common Stock owned by it, if any. We cannot estimate the number of shares of Common Stock that will be held by the Selling Stockholder after completion of this offering because the Selling Stockholder may sell all or some of the Shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The term “Selling Stockholder” includes the stockholder listed below and its respective transferees, assignees, pledgees, donees or other successors. The Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of Shares. The Selling Stockholder also may offer and sell less than the number of Shares indicated. The Selling Stockholder is not making any representation that any Shares covered by this prospectus will or will not be offered for sale. Except as indicated below in this section or in the documents incorporated by reference in this prospectus, we are not aware of any material relationship between us and the Selling Stockholder within the past three years other than as a result of the Selling Stockholder’s beneficial ownership of our Common Stock.

	Beneficially Owned Prior to Offering						Beneficially Owned After Offering
Selling Stockholder	Number of Shares		Percent		Number of Shares Being Offered by Selling Stockholder in Offering(4)		Number of Shares	Percent
Discover Growth Fund (1)	86,414	(2)(3)	4.99	%(2)	5,000,000	(3)	—	—

(1)	The address for Discover Growth Fund is Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

(2)	The Selling Stockholder is subject to a blocker that would prevent the Selling Stockholder’s ownership at any given time from exceeding 4.99% (which may be increased upon 61 days prior written notice from such stockholder, but not above 9.99%) of our outstanding Common Stock (the “Blocker”). Absent the Blocker, the Selling Stockholder would hold an aggregate of approximately 5,000,000 Shares, or 74.3%, of our Common Stock, upon conversion and exercise in full of the Debenture and First Warrant and payment of all interest and conversion premiums thereunder based on the assumptions described below.

(3)	Consists of (i) 163,077 shares of Common Stock issuable upon conversion of the principal amount of the Debenture, (ii) 1,384,616 shares of Common Stock issuable upon exercise of the First Warrant, and (iii) 3,452,307 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums or in payment of interest on such Debenture and First Warrant. Does not include (a) 1,618,462 shares of Common Stock issuable upon conversion of the Series C Preferred Stock, (b) 1,111,112 shares of Common Stock issuable upon exercise of the Second Warrant, or (c) 7,049,816 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums or in payment of interest or dividends on such Series C Preferred Stock and Second Warrant, which Series C Preferred Stock and Second Warrant are not issuable unless and until the Acquisition closes.

(4)	We have calculated the Shares included in the registration statement, of which this prospectus forms a part, by assuming the payment of interest on the Debenture and the payment of the conversion premiums on the First Warrant solely in shares of Common Stock, for a period of seven years, which is the maturity date of each of the securities. The number of additional

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shares of Common Stock that we may issue as conversion premiums or in payment of interest is dependent on the interest rate and conversion premium rate which can range from 0% to 24.95% depending on our underlying stock price at the time of conversion or maturity and assuming no triggering event has occurred. For purposes of the interest and conversion premium calculations in the preceding sentences, we assumed (i) the interest rate and conversion premium rate to be 16.0% per annum, and (ii) $1.63 to be 95% of the average of the lowest 5 individual daily volume weighted average prices during the 30 trading day period immediately prior to payment of the interest, dividends and conversion premiums, as applicable, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of Common Stock (the “VWAP Measurement”) with respect to the Debenture and First Warrant.

If the VWAP Measurement is, in any case, an amount less than the amount assumed in the immediately preceding paragraph and/or the interest rate and conversion premium rate is, in any case, higher than the rate assumed in the immediately preceding paragraph, additional shares of Common Stock will be issuable. In such case, we may file an additional registration statement, if required under the Securities Purchase Agreement, to register such additional shares of Common Stock for resale by the Selling Stockholder.

These assumptions should have no bearing on your investment decision and are not indicative of the likelihood of any future events. These assumptions are not a forecast of our future Common Stock market price. These assumptions are merely necessary to create a parameter on the Shares offered pursuant to the registration statement, of which this prospectus forms a part.

See “Recent Developments” beginning on page 4 of this prospectus for additional information regarding the transactions between us and the Selling Stockholder. The registration statement, including this prospectus, is being filed pursuant to the Securities Purchase Agreement. In general, we have agreed to prepare and file any amendments and supplements to the registration statement relating to the Shares as may be necessary to keep the registration statement effective until such time as all of the Shares covered by this prospectus have been sold or until all of such Shares may be sold pursuant to an exemption from registration.

This prospectus also covers any additional shares of our Common Stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

PLAN OF DISTRIBUTION

The Selling Stockholder of the Shares and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker dealers that agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser

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of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver these Shares to close out its short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because a Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) such time as all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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PRICE RANGE OF COMMON STOCK

The following table sets forth the range of high and low sales prices of our common stock for the periods indicated, as reported by NYSE MKT under the trading symbol “LEI”. These prices represent prices among dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. The prices set forth below have been adjusted to reflect a 1:25 reverse stock split effected on July 15, 2015.

Fiscal Year Ending March 31, 2016:
	High	Low
Quarter ended March 31, 2016	$8.44	$2.46
Quarter ended December 31, 2015	$10.65	$1.57
Quarter ended September 30, 2015	$5.45	$1.33
Quarter ended June 30, 2015	$6.25	$3.25

Fiscal Year Ended March 31, 2015:
	High	Low
Quarter ended March 31, 2015	$11.25	$1.50
Quarter ended December 31, 2014	$12.50	$2.50
Quarter ended September 30, 2014	$17.50	$9.75
Quarter ended June 30, 2014	$21.50	$11.25

Fiscal Year Ended March 31, 2014:
	High	Low
Quarter ended March 31, 2014	$30.75	$17.00
Quarter ended December 31, 2013	$32.75	$23.00
Quarter ended September 30, 2013	$41.50	$30.00
Quarter ended June 30, 2013	$37.50	$29.25

The closing price for our common stock on April 29, 2016, as reported by the NYSE MKT, was $4.20 per share.

As of April 18, 2016, we had 132 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is ClearTrust, LLC.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. The Series B Preferred Stock has dividend rights that accrue at an annual rate of 6% until such Series B Preferred is no longer outstanding either due to conversion, redemption or otherwise. The Series C Preferred Stock has dividend rights that accrue at an annual rate of 6% until the maturity date of such Series C Preferred or until such Series C Preferred is no longer outstanding either due to conversion, redemption or otherwise. In the event of a conversion prior to the stated maturity date, the Series C Preferred Stock incurs a conversion premium equal to the amount of dividends that would have been payable had the Series C Preferred Stock been outstanding until the maturity date.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This registration statement covers 5,000,000 shares of Common Stock that will be sold by the Selling Stockholder, including an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. The material terms of our Common Stock and our other capital stock are described in the section of this prospectus entitled “Description of Capital Stock” beginning on page 42 of this prospectus.

DESCRIPTION OF BUSINESS

General

Lucas Energy, Inc., a Nevada corporation, is an independent oil and natural gas company based in Houston, Texas with a field office in Gonzales, Texas. Lucas Energy, Inc. (herein the “Company,” “Lucas,” “Lucas Energy,” or “we”) is engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin

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Chalk and Eagle Ford formations, primarily in Gonzales, Wilson and Karnes Counties, south of the city of San Antonio, Texas; and the Eaglebine, Buda, and Glen Rose formations in Leon County north, of the city of Houston, Texas. Incorporated in Nevada in December 2003 under the name Panorama Investments Corp., the Company changed its name to Lucas Energy, Inc. effective June 9, 2006. All of our oil and gas interests and equipment existing as of December 16, 2015 are held by our wholly-owned Texas subsidiary, CATI.

Our primary value drivers are our Eagle Ford Shale reserves which must be developed to unlock our full potential. We believe the market conditions driving us toward the need for a larger entity of greater size and financial mass are even more essential in the current environment. In order to develop the significant Eagle Ford reserves at our disposal, we believe that we must become, or become part of, a larger organization with ample cash flow and greater access to capital. Measures such as return on equity, liquidity and stock multiples have led us to conclude that the market, in general, views small-cap and mid-cap exploration and production companies as having greater potential than microcaps. The larger companies tend to have access to more favorable debt financing, receive greater analyst coverage, trade with greater liquidity and consequently, often have higher share prices.

In December 2015, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), as purchaser, with twenty-one separate sellers (the “Sellers”). Pursuant to the Asset Purchase Agreement and subject to the terms and conditions thereof, we agreed to acquire from the Sellers (the “Acquisition”), working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith as well as producing shale properties in Glasscock County, Texas (collectively, the “Assets”), in consideration for, among other things, the issuance of 13,009,664 shares of Common Stock to the Sellers, and the issuance of 552,000 shares of Series B Preferred Stock to one of the Sellers, upon approval of such issuances by our stockholders. If the Acquisition closes, we expect that our production will increase and it will allow us to expand our geographic footprint into the Mid-continent, re-brand our organization and redirect our strategic vision.

The Austin Chalk has contributed to most of our production in the past, including over 90% of our production in fiscal 2015. However, we anticipate a shift in our focus from the Austin Chalk to a sustained development program of our Eagle Ford reserves, funding permitting. The magnitude of the opportunity and associated drilling costs will require external sources of capital, and we expect to continue to utilize combinations of debt and equity in conjunction with operating cash flow to fund this development. Depending upon various factors such as joint ownership, size of lease and other asset specific conditions, we may also utilize joint interest participation partners or other forms of partnerships in order to undertake development operations.

Our management is focused on achieving greater stockholder value through a turbulent period. Specifically, our immediate efforts include: (i) seeking potential merger and combination opportunities, (ii) attempting to re-finance our current debt with some combination of new debt and equity, and (iii) considering the potential acquisition of oil and gas properties for equity; all in an effort to stabilize our company and provide an increased base of operating cash flow. Our future expectations continue to include an increase in production through development of our acreage, increased profitability margins by evaluating and optimizing our production, and executing our business plan to increase property values, reserves, and expanding our asset base.

At March 31, 2015, we had leasehold interests (working interests) in approximately 11,058 gross acres, or 10,381 net acres. Our total net developed and undeveloped acreage as measured from the surface to the base of the Austin Chalk formation was approximately 10,381 net acres. In deeper formations, we had approximately 3,311 net acres in the Eagle Ford oil window and 330 net acres in the Eaglebine, Buda and Glen Rose oil bearing formations.

For the year ending March 31, 2015, we produced an average of approximately 104 net barrels of oil equivalent per day (Boepd) from 31 active well bores, of which 18 wells accounted for more than 80% of our production. The ratio between the gross and net production varies due to varied working interests and net revenue interests in each well. We operate over 90% of our producing wells, except three wells producing from the Eagle Ford of which two wells are being operated by an affiliate of Marathon Oil Corporation, which wells we have a 15% working interest on, and one well which is being operated by Penn Virginia Corporation (PVA), of which we have a 1.48% working interest. Late in our fiscal year 2014, PVA completed the horizontal well in the Eagleville field in Lavaca County, Texas. During its first 24 hours, the well flowed at the rate of 1,651 barrels of oil per day (Bopd) and 1,512 thousand cubic feet of gas per day (Mcfd), and although our working interest is only 1.48%, we believe the well exemplifies the quality and potential of our leasehold in the Eagleford play. Our production sales totaled 38,076 barrels of oil equivalent (Boe), net to our interest, for the fiscal year ended March 31, 2015.

At March 31, 2015, our total estimated net proved reserves were 5.1 million Boe, of which 4.6 million barrels (Bbls) were crude oil reserves, and 3.0 billion cubic feet (Bcf) were natural gas reserves. Of these quantities, approximately 97% and 100% respectively, are classified as proved undeveloped.

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As of March 31, 2015, we employed seven full-time employees. We also utilized three contractors on an “as-needed” basis to carry out various functions, including but not limited to field operations, land administration, corporate activity and information technology maintenance. We believe that our relationships with our employees are satisfactory. No employee is covered by a collective bargaining agreement.

In order to expand our operations in accordance with our business plan, we intend to hire additional employees with expertise in the areas of corporate development, petroleum engineering, geological and geophysical sciences and accounting, as well as hiring additional technical, operations and administrative staff. We are not currently able to estimate the number of employees that we will hire during the next twelve months since that number will depend upon the rate at which our operations expand and upon the extent to which we engage third parties to perform required services

Reverse Stock Split

Pursuant to the authorization provided by the Company’s stockholders at the Company’s March 25, 2015 annual meeting of stockholders, and in order to meet the continued listing standards of the NYSE MKT, the Board of Directors of the Company approved the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effect a 1-for-25 reverse stock split of all of the outstanding shares of the Company’s common stock which was effective on July 15, 2015 (the “Reverse Split”). The effect of the Reverse Split was to combine each 25 shares of outstanding common stock prior to the Reverse Split into one new share subsequent to the Reverse Split, with no change in authorized shares or par value per share, and to reduce the number of common stock shares outstanding from approximately 35.1 million shares to approximately 1.4 million shares (prior to rounding fractional shares up to the nearest whole share). Proportional adjustments were also made to the conversion and exercise prices of the Company’s outstanding convertible preferred stock, warrants and stock options, and to the number of shares issued and issuable under the Company’s stock incentive plans. All issued and outstanding shares of common stock, conversion terms of preferred stock, options and warrants to purchase common stock and per share amounts contained in the financial statements incorporated herein by reference have been retroactively adjusted to reflect the Reverse Split for all periods presented in accordance with SAB TOPIC 4C.

Industry Segments

Our operations are all crude oil and natural gas exploration and production related.

Operations and Oil and Gas Properties

We operate in known productive areas in order to decrease geological risk. All of our oil and gas interests and equipment existing as of December 16, 2015, including the interested described below, are held by our wholly-owned Texas subsidiary, CATI. Our holdings through CATI are located in an increased area of current industry activity in Gonzales, Wilson, Karnes, Frio and Leon counties in Texas. We concentrate on three vertically adjoining formations in Gonzales, Wilson and Karnes counties: the Austin Chalk, Eagle Ford and Buda formations, listed in the order of increasing depth measuring from land surface. The recent development of the Eagle Ford as a high potential producing zone has heightened industry interest and success. Our acreage position is in the oil window of the Eagle Ford trend and we have approximately 10,341 gross acres in the Gonzales, Karnes, Frio and Wilson County, Texas area.

Austin Chalk

Our original activity started in Gonzales County, Texas, by acquiring existing shut-in and stripper wells and improving production from those wells. Most of the wells had produced from the Austin Chalk. The Austin Chalk is a dense limestone, varying in thickness along its trend from approximately 200 feet to more than 800 feet. It produces by virtue of localized fractures within the formation.

Eagle Ford

Drilling activities by other operators and the improvement in horizontal drilling, well stimulation, and completion technologies, have brought the Eagle Ford play to prominence as one of the foremost plays in the United States today. On our leases, the Eagle Ford is a porous limestone with organic shale matter. The Eagle Ford formation directly underlies the Austin Chalk formation and is believed to be the primary source of oil and natural gas produced from the Austin Chalk. Reservoir thickness in the area of our leases varies from approximately 60 feet to 80 feet.

Eaglebine

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The Eaglebine is so named because the Eagle Ford formation overlies the Woodbine formation. This is a continuation of the Eagle Ford trend that is productive from south Texas to the northeast of Houston, Texas. The Woodbine formation is best known as the prolific reservoir in the famous East Texas Oil Field. There has been increased interest and activity in the Eaglebine formation in the Leon, Houston, and Madison County, Texas, areas. There is established production from horizontal and vertical wells surrounding our holdings and numerous permits for additional wells have been filed for additional exploratory and development drilling.

Glen Rose

The Glen Rose limestone is a deeper formation below the Buda (see below), around 11,000 feet in our acreage. Its thickness varies from approximately 100 feet to more than 300 feet in this area. The Glen Rose has several prolific zones that produce from natural fractures and matrix porosity and is prospective across this whole area. There are a number of Glen Rose wells with cumulative production of more than 100,000 barrels of oil and associated natural gas adjacent to our leases.

Buda

The Buda limestone underlies the Eagle Ford formation separated by a 10 foot to 20 foot inorganic shale barrier. Its thickness varies from approximately 100 feet to more than 150 feet in this area. The Buda produces from natural fractures and matrix porosity and is prospective across this whole area. There are a number of Buda wells with cumulative production of more than 100,000 barrels of oil.

Marketing

We operate exclusively in the onshore United States oil and natural gas industry. Our crude oil production sales are to gatherers and marketers with national reputations. Our sales are made on a month-to-month basis, and title transfer occurs when the oil is loaded onto the purchaser’s truck. Crude oil prices realized from production sales are indexed to published posted refinery prices, and to published crude indexes with adjustments on a contract basis.

Currently, any natural gas production is associated gas resulting from crude oil production and is currently very nominal. We expect that as we drill our proved undeveloped opportunities, we would have an increase in production of natural gas and natural gas liquids.

We generally sell a significant portion of our oil and gas production to a relatively small number of customers. For the year ended March 31, 2015, 100% of our consolidated product revenues were attributable to Shell Trading (US) Company, our current and only customer as of March 31, 2015. We are not dependent upon any one purchaser and have alternative purchasers readily available at competitive market prices if there is disruption in services or other events that cause us to search for other ways to sell our production.

We actively manage our crude oil inventory in field tanks and have engaged a marketing company to negotiate our crude and natural gas contracts.

Competition

We are in direct competition for properties with numerous oil and natural gas companies and partnerships exploring various areas of Texas and elsewhere. Many competitors are large, well-known oil and natural gas and/or energy companies, although no single entity dominates the industry. Many of our competitors possess greater financial and personnel resources, enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry.

Regulation

Our operations are subject to various types of regulation at the federal, state and local levels. These regulations include requiring permits for the drilling of wells; maintaining hazard prevention, health and safety plans; submitting notification and receiving permits related to the presence, use and release of certain materials incidental to oil and natural gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandonment of wells and the transporting of production. Our operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit and the unitization or pooling of oil and natural gas properties. In this regard, some states allow the forced pooling or

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integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally limiting the venting or flaring of natural gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to possibly limit the amounts of oil and natural gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

In the United States, legislation affecting the oil and natural gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies issue recommended new and extensive rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. These laws and regulations have a significant impact on oil and natural gas drilling, natural gas processing plants and production activities, increasing the cost of doing business and, consequently, affect profitability. Insomuch as new legislation affecting the oil and natural gas industry is common-place and existing laws and regulations are frequently amended or reinterpreted, we may be unable to predict the future cost or impact of complying with these laws and regulations. We consider the cost of environmental protection a necessary and manageable part of our business. We have historically been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

Insurance Matters

We maintain insurance coverage which we believe is reasonable per the standards of the oil and natural gas industry. It is common for companies in this industry to not insure fully against all risks associated with their operations either because such insurance is unavailable or because premium costs are considered prohibitive. A material loss not fully covered by insurance could have an adverse effect on our financial position, results of operations or cash flows. We maintain insurance at industry customary levels to limit our financial exposure in the event of a substantial environmental claim resulting from sudden, unanticipated and accidental discharges of certain prohibited substances into the environment. Such insurance might not cover the complete amount of such a claim and would not cover fines or penalties for a violation of an environmental law.

Other Matters

Environmental

Our exploration, development, and production of oil and natural gas, including our operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations. Such laws and regulations can increase the costs of planning, designing, installing and operating oil, natural gas, and disposal wells. Our domestic activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (OPA), the Clean Water Act (CWA), the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Clean Air Act (CAA), and the Safe Drinking Water Act (SDWA), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in us being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set forth in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in the Company being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, natural gas and natural gas liquids, from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, the exemption may not be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal, of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection

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with our routine operations. From time to time, proposals have been made that would reclassify certain oil and natural gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA, which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and natural gas wastes could have a similar impact. Because oil and natural gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances, require remediation. In addition, in certain instances, we have agreed to indemnify sellers of producing properties from which we have acquired reserves against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

Additionally, in the course of our routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. Management believes that we are in substantial compliance with applicable environmental laws and regulations.

In response to liabilities associated with these activities, accruals are established when reasonable estimates are possible. Such accruals would primarily include estimated costs associated with remediation. We have used discounting to present value in determining our accrued liabilities for environmental remediation or well closure, but no material claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in our financial statements. We adjust the accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. More stringent laws and regulations protecting the environment may be adopted and we may incur material expenses in connection with environmental laws and regulations in the future.

Occupational Health and Safety

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We have been able to plan for and comply with new initiatives without materially altering our operating strategies.

Hydraulic Fracturing

Vast quantities of natural gas, natural gas liquids and oil deposits exist in deep shale and other unconventional formations. It is customary in our industry to recover these resources through the use of hydraulic fracturing, combined with horizontal drilling. Hydraulic fracturing is the process of creating or expanding cracks, or fractures, in deep underground formations using water, sand and other additives pumped under high pressure into the formation. As with the rest of the industry, we use hydraulic fracturing as a means to increase the productivity of almost every well that we drill and complete. These formations are generally geologically separated and isolated from fresh ground water supplies by thousands of feet of impermeable rock layers. We follow applicable legal requirements for groundwater protection in our operations that are subject to supervision by state and federal regulators (including the Bureau of Land Management (BLM) on federal acreage). Furthermore, our well construction practices require the installation of multiple layers of protective steel casing surrounded by cement that are specifically designed and installed to protect freshwater aquifers by preventing the migration of fracturing fluids into aquifers.

Injection rates and pressures are required to be monitored in real time at the surface during our hydraulic fracturing operations. Pressure is required to be monitored on both the injection string and the immediate annulus to the injection string. Hydraulic fracturing operations are required to be shut down if an abrupt change occurs to the injection pressure or annular pressure. These aspects of hydraulic fracturing operations are designed to prevent a pathway for the fracturing fluid to contact any aquifers during the hydraulic fracturing operations.

Hydraulic fracture stimulation requires the use of water. We use fresh water or recycled produced water in our fracturing treatments in accordance with applicable water management plans and laws. Hydraulic fracturing is typically regulated by state oil and gas commissions. Some states have adopted, and other states are considering adopting, regulations that impose disclosure

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requirements on hydraulic fracturing operations. Some states, such as Texas, mandate disclosure of chemical additives used in hydraulic fracturing. The EPA also has commenced a study of the potential impacts of hydraulic fracturing activities on drinking water resources, with a progress report released in late 2012 and a final draft report was released for public comment and peer review in June 2015. In addition, the BLM published a revised draft of proposed rules that would impose new requirements on hydraulic fracturing operations conducted on federal and tribal lands, including the disclosure of chemical additives used in hydraulic fracturing operations. EPA’s guidance, the EPA’s pending study, BLM’s proposed rules, and other analyses by federal and state agencies to assess the impacts of hydraulic fracturing could each spur further action toward federal and/or state legislation and regulation of hydraulic fracturing activities.

Restrictions on hydraulic fracturing could make it prohibitive to conduct our operations, and also reduce the amount of oil, natural gas liquids and natural gas that we are ultimately able to produce in commercial quantities from our properties.

The Endangered Species Act

The Endangered Species Act (ESA) restricts activities that may affect areas that contain endangered or threatened species or their habitats. While some of our assets and lease acreage may be located in areas that are designated as habitats for endangered or threatened species, we believe that we are in substantial compliance with the ESA. However, the designation of previously unidentified endangered or threatened species in areas where we intend to conduct construction activity could materially limit or delay our plans.

Global Warming and Climate Change

Various state governments and regional organizations are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as our equipment and operations. Legislative and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for the natural gas and oil that we sell. The potential increase in our operating costs could include new or increased costs to obtain permits, operate and maintain our equipment and facilities, install new emission controls on our equipment and facilities, acquire allowances to authorize our greenhouse gas emissions, pay taxes related to our greenhouse gas emissions and administer and manage a greenhouse gas emissions program.

Taxation

Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect our future tax liabilities.

Commitments and Contingencies

We are liable for future restoration and abandonment costs associated with our oil and gas properties. These costs include future site restoration, post closure and other environmental exit costs. The costs of future restoration and well abandonment have not been determined in detail. State regulations require operators to post bonds that assure that well sites will be properly plugged and abandoned. We operate only in Texas which requires a security bond based on the number of wells we operate. Management views this as a necessary requirement for operations and does not believe that these costs will have a material adverse effect on our financial position as a result of this requirement.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, we file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

Additional financial and company-related information can be found in the Investor Relations section of our website at www.lucasenergy.com. Our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available free of charge on our website as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

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The charters of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee are available on the Policies section of our website under “Governance.” Also available on that section of our website is our Code of Business Conduct and Ethics, which we expect every employee, officer and director to read, understand and abide by. This information is also available by writing to us at Lucas Energy, Inc., 450 Gears Road, Suite 780, Houston, Texas 77067, Attn: Corporate Secretary.

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DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our articles of incorporation, as amended, or our articles of incorporation, and our bylaws, as amended, or our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the Nevada Corporation Law.

Capital Stock

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of April 26, 2016, we have 1,731,744 shares of common stock outstanding, 2,000 designated shares of Series A Convertible Preferred Stock, none of which are outstanding, and 3,000 designated shares of Series B Convertible Preferred Stock, none of which are outstanding. If we consummate the Acquisition and the other transactions contemplated thereby, we will have 15,131,698 shares of common stock outstanding and 600,000 designated shares of Series B Preferred Stock, of which 552,000 shares will be outstanding. If we consummate the Acquisition, we also will have 5,000 designated shares of Series C Preferred Stock, of which 527 shares will be outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Nevada Revised Statutes, and our Articles of Incorporation and Bylaws, each as amended and restated, from time to time. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Holders of our Common Stock: (i) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. Each stockholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors.

The presence of the persons entitled to vote 33% of the outstanding voting shares on a matter before the stockholders shall constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

The vote of the holders of a majority of the votes cast on the matter at a meeting at which a quorum is present shall constitute an act of the stockholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Company:

1)	The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;
2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;
3)	The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;
4)	Whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

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5)	The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;
6)	Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
7)	Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;
8)	The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of the common stock or shares of stock of any other class or any other series of the same class;
9)	The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;
10)	The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;
11)	Facts or events to be ascertained outside the Articles of Incorporation of the Company, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment; and
12)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of the Company, as amended, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock has no voting rights, no liquidation rights and no redemption rights, but has conversion rights providing the holder thereof the right to convert each outstanding share of Series A Convertible Preferred Stock into 40 shares of Common Stock. The Series A Convertible Preferred Stock contains a provision that limits the amount of common shares that the holder can own at any time upon conversion to an aggregate of 4.99% of our then issued and outstanding shares of Common Stock. As of the date of this prospectus, no shares of Series A Convertible Preferred Stock are issued or outstanding.

Series B Redeemable Convertible Preferred Stock

The Series B Preferred Stock has dividend rights that accrue at an annual rate of 6% until such Series B Preferred is no longer outstanding either due to conversion, redemption or otherwise. The Series B Preferred Stock also has liquidation rights equal to the original issue price of such shares and are payable upon our liquidation, dissolution or winding up, either voluntary or involuntary. Each outstanding share of Series B Preferred Stock is entitled to one vote on all stockholder matters to come before our stockholders and are not entitled to series voting except as required by law.

Each share of Series B Preferred Stock is convertible, at the option of the holder, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred ($25.00, as may be adjusted for recapitalizations) by the Conversion Price ($3.50, as may be adjusted for recapitalizations). Each share of Series B Preferred Stock automatically converts into shares of Common Stock under certain conditions set forth in the Certificate of Designations.

Subject to the terms of any credit or debt agreements in place which prevent us from redeeming the Series B Preferred Stock for cash, we have the option, exercisable from time to time after the Original Issue Date, to redeem all or any portion of the outstanding shares of Series B Preferred Stock which have not been previously converted into Common Stock, by paying each applicable holder, an amount equal to (a) the Original Issue Price multiplied by the number of shares of Series B Preferred Stock held by each applicable Holder, subject to such redemption; plus (b) the accrued dividends on such shares.

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The consent of a majority in interest of the Series B Preferred Stock must also be obtained prior to certain corporate actions.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with respect to our Series B Preferred Stock.

The Series C Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the Certificate of Designation), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the maturity date, and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the conversion rate.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described below. The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of Common Stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Certificate of Designation), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the Series C Preferred Stock by paying investor in cash 100% of the Face Value, plus the conversion premium, minus any dividends already paid on the Series C Preferred Stock being redeemed. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

Warrants

As of the date of this prospectus we have a total of 1,617,201 warrants outstanding, which had various exercise prices from between $0.01 and $71.50 per share and various expiration dates between July 4, 2016 and April 21, 2019, as described in greater detail below.

In connection with our December 30, 2010 offering, we sold an aggregate of 2,510,506 units pursuant to a Securities Purchase Agreement to certain institutional investors (the “Investors”), each consisting of (a) one share of common stock; (b) one Series B Warrant to purchase one share of common stock at an exercise price of $2.86 per share (the “Series B Warrants”); and (c) one Series C Warrant to purchase one share of common stock at an exercise price of $2.62 per share (the “Series C Warrants” and together with the Series B Warrants, the “Warrants”, and collectively with the shares of common stock, the “Units”). An entity controlled by our former director, Joshua D. Young was one of the Investors in the offering. Subsequently, effective July 18, 2011, the Company entered into an Amendment, Settlement and Release Agreement (the “Amendment Agreement”) with the Investors, pursuant to which, among other things, the Company agreed to reduce the exercise price of the Series C Warrants to $2.48 per share; move up the date the Investors could exercise the Series C Warrants to allow such Series C Warrants to be exercised by the Investors as of the effective date of the Amendment Agreement; and provide for the immediate exercise by the Investors of 25% of the Series C Warrants which they held (627,628 Series C Warrants) for cash. Subsequent to the parties’ entry into the Amendment Agreement, the Investors exercised their remaining Series C Warrants. The Warrants include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company’s common stock. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the outstanding Series B Warrants were adjusted such that 100,422 are outstanding as of the date of this prospectus at an exercise price of $71.50 per share. The Series B Warrants became exercisable on July 4, 2011 and will remain exercisable thereafter until July 4, 2016.

In April 2012, the Company sold an aggregate of 2,950,000 units at $2.00 each, with each unit consisting of one share of Company common stock and 0.35 of a warrant to purchase one share of the Company’s common stock at an exercise price of $2.30 per share in a registered direct offering. A total of 2,950,000 shares and 1,032,500 warrants were sold in connection with the offering (one of the investors in the offering was an entity controlled by our former director, Joshua D. Young). The Company received an

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aggregate of $5,900,000 (or $2.00 per unit) in gross funding and approximately $5,500,000 (or $1.87 per unit) in net proceeds after paying commissions and other expenses associated with the offering. The Company used the net proceeds to pay down expenses related to drilling, lease operating and workover activities; and for general corporate purposes, including general and administrative expenses. The warrants became exercisable on October 18, 2012, and will remain exercisable thereafter until October 18, 2017. If the registration statement pursuant to which the warrants were issued is not effective and available for use at the time of any proposed exercise, the warrants have cashless exercise rights. The warrants also include a provision whereby the investors are not eligible to exercise any portion of the warrants that would result in them becoming the beneficial owner of more than 4.99% of the Company’s common stock, subject to the holder’s right to increase such amount to up to 9.99% of the Company’s common stock with at least 61 days prior written notice to the Company. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the outstanding warrants were adjusted such that 41,300 are outstanding as of the date of this prospectus at an exercise price of $57.50 per share.

Effective April 4, 2013, we entered into a Loan Agreement with various lenders (the “Loan Agreement”) pursuant to which such lenders loaned the Company an aggregate of $2,750,000 to be used for general working capital. The lenders included entities beneficially owned by our then directors, Ken Daraie (which entity loaned us $2,000,000) and W. Andrew Krusen, Jr. (which entities loaned us $250,000), as well as an unrelated third party which loaned the Company $500,000. The outstanding principal and interest was paid in full on August 16, 2013. The Note holders were each paid their pro rata portion of a $55,000 commitment fee in connection with the Company’s entry into the Notes and were each granted their pro rata portion of warrants to purchase 275,000 shares of the Company’s common stock which were evidenced by Common Stock Purchase Warrants. These warrants were originally issued with an exercise price of $1.50 per share, a term of five years and cashless exercise rights in the event the shares issuable upon exercise of the warrants are not registered with the Securities and Exchange Commission. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 11,000 are outstanding as of the date of this prospectus at an exercise price of $37.50 per share.

In May 2013, we issued warrants in connection with the issuance of certain May 2013 Notes, for which the outstanding principal and interest was paid in full on August 16, 2013. The warrants were exercisable on the grant date (May 31, 2013) and remain exercisable until May 31, 2018. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 2,000 are outstanding as of the date of this prospectus at an exercise price of $37.50 per share.

Effective on August 13, 2013, Lucas entered into a Letter Loan Agreement with Louise H. Rogers (as amended and modified to date, the “Rogers Loan”). In connection with the Rogers Loan and a Promissory Note entered into in connection therewith, the Company issued certain warrants. Such warrants were exercisable on the grant date (August 13, 2013) and remain exercisable until the earlier of (a) August 13, 2018; and (b) three years after the payment in full of the loan. The exercise price of such warrants was lowered to $0.01 per share on August 12, 2015, and the Company recorded approximately $15,000 in one-time amortization expenses related to the price reduction. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 11,195 are outstanding as of the date of this prospectus.

Warrants were also issued by the Company in connection with the sale of units in the Company’s unit offering in April 2014. The Warrants became exercisable on April 21, 2014 and will remain exercisable thereafter until April 21, 2019. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 66,668 are outstanding as of the date of this prospectus at an exercise price of $25.00 per share. As a result of the issuance of the convertible promissory notes through the date of this prospectus, the exercise price of these warrants was adjusted to $16.55 per share. As a result of the issuance of the Debenture and related warrant, the exercise price of these warrants was adjusted to $11.68 per share. In the event that the Acquisition is closed, the exercise price of these warrants would be reduced, if applicable, to the fair market value of our Common Stock on the date 30 days after the closing of the Acquisition.

In connection with the Note Purchase Agreement entered into on March 29, 2016, and effective March 11, 2016, we agreed to issue HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in convertible promissory notes have been sold under the Note Purchase Agreement. In connection with the Line of Credit Amendment entered into on April 11, 2016, we agreed to issue warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share for each $250,000 in convertible promissory notes that are issued to Target Alliance London Limited. When issued, the warrants will allow for cashless exercise rights, to the extent that such shares of common stock issuable upon exercise thereof are not registered under the Securities Act of 1933, as amended, and will include anti-dilutive rights, for the first 12 months following the issuance date of such warrants, which will automatically reduce the exercise price of the warrants to any lower priced security sold, granted or issued by us during such anti-dilutive period, subject to certain exceptions, including officer and director grants and the transactions contemplated by the Acquisition.

We also issued a warrant in connection with the Securities Purchase Agreement entered into on April 6, 2016 and have agreed, subject to certain conditions, to issue a warrant in connection with the Stock Purchase Agreement entered into on April 6,

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2016. The First Warrant entitles the investor, upon exercise thereof, to purchase 1,384,616 shares of Common Stock at a purchase price of $3.25 per share. The Second Warrant entitles the investor, upon exercise thereof, to purchase 1,111,112 shares of Common Stock at a purchase price of $4.50 per share.

The First Warrant will be automatically exercised upon the last to occur of the approval by our stockholders for NYSE MKT purposes, the Acquisition, and the registration statement for the resale of the shares of Common Stock issuable upon conversion of the Debenture and exercise of the First Warrant being declared effective by the Securities and Exchange Commission. The Second Warrant, if and when issued, will be exercisable before March 31, 2017 by mutual agreement of us and the investor upon delivery of notice from us or investor.

Both warrants accrue a premium at a rate equal to 6.0% per annum, subject to adjustment as provided in the warrants, payable upon redemption or exercise. Upon exercise of the warrants, we will pay the conversion premium that would have otherwise been due if the warrants had been held through the maturity date, with respect to the portion of warrants being exercised. The warrants may not be exercised on a cashless basis.

The conversion premium under the warrants is payable and adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described below, except that the conversion premium adjustment thresholds for the second warrant are set at $4.00 and $5.00, respectively. The warrants have a maturity date that is seven years after the date of issuance and, if the warrants have not been wholly exercised into shares of Common Stock prior to such date, we may redeem the warrants on such date by repaying to the investor in cash the purchase price paid under the warrants. Prior to the maturity date, provided that no trigger event has occurred (as defined in the warrants), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the warrants then unexercised by paying investor in cash an amount per portion of unexercised warrants equal to the purchase price paid under the warrants, plus the conversion premium payable as if such portion was unexercised until the maturity date, minus any conversion premium already paid for such portion. The purchase price paid under the warrants, together with the conversion premium, automatically becomes payable with respect to the unexercised portion of the warrants in the event of a liquidation, dissolution or winding up by us.

Stock Options

As of the date of this prospectus, we had issued and outstanding stock options to purchase an aggregate of 22,920 shares of common stock (net of forfeitures, expirations and cancellations) pursuant to its 2010 Long-Term Incentive Plan and 2012 Stock Incentive Plan (the “Plans”). The stock options have a weighted average exercise price of $33.96 per share.

Convertible Promissory Notes

On August 30, 2015, we entered into a Non-Revolving Line of Credit Agreement (as amended, the “Line of Credit”) with Silver Star Oil Company (“Silver Star”). The Line of Credit, which had an effective date of August 28, 2015, provided us the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes. Under the terms of the Line of Credit, we issued $1 million in convertible promissory notes to Silver Star pursuant to notes effective on September 28, 2015, October 21, 2015, November 23, 2015, December 31, 2015 and February 8, 2016 (collectively, the “Silver Star Notes”). All of the Silver Star Notes have been assigned to other parties, including a portion to Target Alliance London Limited.

To date, we have had difficulty in obtaining the remaining funding required from Silver Star under the Line of Credit. In an effort to raise funding for ongoing expenses and as a replacement for the amounts previously sought from Silver Star, on March 29, 2016, and effective March 11, 2016, we entered into a Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”) with HFT Enterprises, LLC (“HFT”). Pursuant to the Note Purchase Agreement, we agreed to sell and HFT agreed to purchase, an aggregate of $600,000 in convertible promissory notes, including $300,000 in convertible promissory notes purchased on March 29, 2016, to be effective on March 11, 2016, $150,000 in convertible promissory notes purchased on March 29, 2016, to be effective on March 25, 2016, and $150,000 in convertible promissory notes required to be purchased by HFT or its assigns on or prior to April 30, 2016. We also agreed to issue HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in convertible promissory notes have been sold.

On April 11, 2016, we entered into an Assignment, Assumption and Amendment to Line of Credit and Notes Agreement (the “Line of Credit Amendment”) with Target Alliance London Limited, pursuant to which we agreed to issue the remaining $1.4 million in convertible promissory notes under the Line of Credit at a conversion price of $3.25 per share to Target Alliance London Limited and to issue warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share for each $250,000 in convertible promissory notes that are issued to Target Alliance London Limited.

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The Silver Star Notes are due and payable on October 1, 2016. The HFT convertible promissory notes are due and payable on the anniversary of their respective issuance dates. The Target Alliance London Limited convertible promissory notes are due and payable on April 11, 2017 unless otherwise agreed between the parties. All the convertible promissory notes accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into Common Stock at a conversion price of $1.50 per share with respect to the Silver Star Notes and HFT convertible promissory notes and at a conversion price of $3.25 per share with respect to the Target Alliance London Limited convertible promissory notes, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the convertible promissory notes under applicable NYSE MKT rules and regulations. We have the right to prepay the convertible promissory notes. The convertible promissory notes include customary events of default for facilities of similar nature and size.

Convertible Redeemable Subordinated Debenture

On April 6, 2016, we entered into a Securities Purchase Agreement with an accredited institutional investor, pursuant to which we sold and issued a redeemable convertible subordinated debenture, with a face amount of $530,000, convertible into 163,077 shares of Common Stock at a conversion price equal to $3.25 per share (the “Debenture”). The investor purchased the Debenture at a 5.0% original issue discount for the sum of $500,000.

The Debenture matures in seven years and accrues interest at a rate of 6.0% per annum, subject to adjustment as provided in the Debenture. The Debenture converts into shares of common stock at $3.25 per share automatically upon the earlier of (i) the maturity date or (ii) the last to occur of the closing of the Acquisition or the date on which certain equity conditions (as defined in the Debenture) have been met. The Debenture also may be converted into shares of common stock at $3.25 per share (i) in the sole and absolute discretion of investor at any time or times after issuance, or (ii) at our option if certain equity conditions are met. Upon conversion of the Debenture, we will pay a conversion premium equal to the amount of unpaid interest that would have otherwise been due if the Debenture had been held through the maturity date, with respect to the portion of Debenture being converted.

Accrued interest under the Debenture is payable upon conversion, redemption or maturity of the Debenture, in cash or, at our discretion, shares of common stock calculated by using 95% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of common stock. Following a default trigger event (as defined in the Debenture), the number of shares to be issued will be calculated by using 85% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, less $0.10 per share of Common Stock not to exceed 85% of the lowest sales prices on the last day of such period less $0.10 per share.

The interest rate on the Debenture will adjust upward by 100 basis points for each $0.10 that the volume weighted average price of our Common Stock on any trading day as of which the interest rate is determined and calculated is below $2.75, subject to a maximum interest rate of 24.95%. The interest rate also will adjust upward by 10.0% following the occurrence of any trigger event. The interest rate on the Debenture will adjust downward by 100 basis points for each $0.10 that the volume weighted average price of our Common Stock on any trading day as of which the interest rate is determined and calculated is above $3.75, subject to a minimum interest rate of 0%.

To the extent the Debenture has not automatically converted in full into shares of common stock prior to the maturity date, the face value of the outstanding Debenture, together with all interest accrued thereunder, is payable in cash by us on the maturity date. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Debenture), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the Debenture then outstanding by paying the investor in cash an amount per portion of Debenture equal to the face value, plus the interest payable as if such portion was outstanding until the maturity date, minus any interest already paid for such portion. The outstanding Debenture, together with accrued and unpaid interest, automatically becomes payable in the event of a deemed liquidation event (as defined in the Debenture).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is:

ClearTrust, LLC

17961 Hunting Bow Circle, Suite 102

Lutz, FL 33558

Phone: (813) 235-4490

Fax: (813) 388-4549

www.cleartrustonline.com

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Listing

Our shares of Common Stock are listed on the NYSE MKT under the symbol “LEI”.

Restrictions on Change of Control

Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and our Bylaws, as amended and restated, and applicable provisions of Nevada law may make a change of control of us more difficult and may delay stockholder actions with respect to business combinations and the election of new members to our Board of Directors:

●	Limiting the number of our directors to ten;
●	Limiting the persons who may call special meetings of stockholders to our President or any other executive officer, the Board of Directors or any member thereof, or by the record holder or holders of at least 10% of all shares entitled to vote at the meeting;
●	Limiting the business that may be acted on at a special meeting of the stockholders to the matters set forth in the notice of the meeting;
●	Requiring the approval of not less than two-thirds of the outstanding shares entitled to vote at an election of the directors to remove members of the Board of Directors;
●	Requiring that any action of the stockholders to be taken without a meeting must be authorized by a consent and signed by persons having at least a majority of the voting power who would be entitled to vote on that action at a stockholders’ meeting;
●	Requiring that any proposed amendment to our Articles of Incorporation that would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof; and
●	Authorizing our Board of Directors, subject to any limitations presented by law, to provide for the issuance of shares of our Preferred Stock in one or more series (with such preferences and rights as described above under “Preferred Stock”).

Nevada Corporation Law.

Sections 78.378-78.3793 of the Nevada Revised Statutes apply to any acquisition of a controlling interest in an issuing corporation unless the Articles of Incorporation or Bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. A person desiring to acquire a controlling interest in an issuing corporation must do so in accordance with the provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes.

In general, Sections 78.378-78.3793 set forth the procedures for an acquiring person to obtain a controlling interest in an issuing corporation. The securities acquired in such acquisition are denied voting rights unless holders of a majority of the voting power of the corporation approve the granting of such voting rights, and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected approve the granting of such voting rights.

The provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

“Controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of Section 78.378 to 78.3793, inclusive, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise 1) 1/5 or more but less than 1/3, 2) 1/3 or more but less than a majority, or 3) a majority or more of all the voting power of the corporation in the election of directors.

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“Issuing corporation” means a corporation which is organized in Nevada and which 1) has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and 2) does business in Nevada directly or through an affiliated corporation.

The Company’s Bylaws, as amended and restated, provide that the Company is not governed by the provisions of Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any stockholder of the Company.

Sections 78.411-78.444 of the Nevada Revised Statutes apply to certain combinations of the corporation with interested stockholders.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless the Board of Directors of the corporation approved the business combination prior to the date the person became an interested stockholder.

In general, Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors before the person became an interested stockholder unless the price and terms of the transaction meet the criteria set forth in the statute.

“Combination” means any of the following:

1) Any merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with:

(a) the interested stockholder; or

(b) any other corporation, whether or not itself an interested stockholder of the resident domestic corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder.

2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of transactions, to or with the interested stockholder or any affiliate or associate of the interested corporation:

(a) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the resident domestic corporation;

(b) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation; or

(c) representing 10% or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation.

3) The issuance or transfer by the resident domestic corporation or any subsidiary of the resident domestic corporation, in one transaction or a series of transactions, of any shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation.

4) The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation proposed by, or under any agreement, arrangement or understanding, whether or not in writing with, the interested stockholder or any affiliate or associate of the interested stockholder.

5) Any:

(a) reclassification of securities, including, without limitation, any splitting of shares, dividend distributed in shares, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

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(b) recapitalization of the resident domestic corporation;

(c) merger or consolidation of the resident domestic corporation with any subsidiary of the resident domestic corporation; or

(d) other transaction, whether or not with or into or otherwise involving the interested stockholder, proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with, the interested stockholder or any affiliate or associate of the interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the resident domestic corporation or any subsidiary of the resident domestic corporation which is directly or indirectly owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

6) Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the resident domestic corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the resident domestic corporation.

“Interested stockholder” means any person, other than the resident domestic corporation or any subsidiary of the resident domestic corporation, who is:

1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

2) an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

To determine whether a person is an interested stockholder, the number of voting shares of the resident domestic corporation considered to be outstanding includes shares considered to be beneficially owned by that person through the application of Section 78.414 of the Nevada Revised Statutes, but does not include any other unissued shares of a class of voting shares of the resident domestic corporation which may be issuable under any agreement, arrangement or understanding, or upon exercise of rights to convert warrants or options, or otherwise.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended articles of incorporation provide that our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty, but do not eliminate liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes. The effect of this provision of our articles of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations described above or defined by statute.

Our bylaws, as amended, provide that we shall indemnify our directors and officers against damages incurred in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that he (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that he is found liable to us or is found liable on the basis that personal benefit was improperly received, the indemnification (i) is limited to reasonable expenses actually incurred in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to us. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of Lucas Energy, Inc. appearing in Lucas Energy, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2015 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.lucasenergy.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. You may read or obtain a copy of the registration statement from the SEC in the manner described above. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents under SEC file number 001-32508 listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

●	Our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the SEC on July 14, 2015;

●	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015, September 30, 2015 and December 31, 2015, as filed with the SEC on August 14, 2015, November 16, 2015 and February 16, 2016, respectively;

●	Our Definitive Proxy Statement on Schedule 14A as filed with the SEC on February 18, 2016; and

●	Our Current Reports on Form 8-K and Form 8-K/A as filed with the SEC on April 6, 2015, April 15, 2015, April 20, 2015, May 15, 2015 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), June 30, 2015 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), July 2, 2015, September 1, 2015 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), September 25, 2015, October 1, 2015, October 23, 2015, November 25, 2015, December 18, 2015, December 31, 2015 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), January 5, 2016, January 21, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), February 12, 2016, February 16, 2016 (other than information furnished pursuant to Items 2.02 and 7.01 thereof and related Exhibit 99.1), April 1, 2016, April 7, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), April 15, 2016, April 25, 2016, and May 2, 2016.

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In addition, we incorporate by reference all reports and other documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and prior to the termination of this offering, and all such reports and documents will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents (except for information and exhibits furnished under Items 2.02 or 7.01 of our current reports on Form 8-K). Any document or statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement. Any document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

These documents contain important information about us, our business and our financial condition. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference. Requests for documents should be submitted to the Corporate Secretary at Lucas Energy, Inc., 450 Gears Road, Suite 780, Houston, Texas 77067, or by telephone at (713) 528-1881. The foregoing documents also may be accessed on the investor relations page of our website at www.lucasenergy.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee.

Total expenses for this offering are estimated to be approximately $38,144.91, including:

Amount (1)
SEC registration fees	$2,144.91
Printing expenses	2,000.00
Legal fees and expenses	30,000.00
Accounting fees and expenses	2,500.00
Transfer Agent Fees	1,500.00
Total	$38,144.91

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to future offerings of particular securities.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our articles of incorporation, as amended (“Articles of Incorporation”) provide that our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty, but do not eliminate liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no

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reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

See “Recent Developments” beginning on page 4 of this registration statement for information regarding the sale and issuance of the Debenture, First Warrant, Series C Preferred Stock and Second Warrant. Assuming issuance of all of the securities under the Securities Purchase Agreement and the Stock Purchase Agreement, we will receive gross proceeds of $15 million and will pay placement agent fees of $1.425 million in the aggregate for services rendered in connection with the respective financings.

In May 2013, we issued warrants to purchase 2,000 shares of common stock at an exercise price of $37.50 per share, in connection with the issuance of certain May 2013 Notes, for which the outstanding principal and interest was paid in full on August 16, 2013.

Effective on August 13, 2013, in connection with the Rogers Loan and a Promissory Note entered into in connection therewith, we issued warrants to purchase 11,195 shares of common stock at an exercise price that was lowered to $0.01 per share on August 12, 2015.

In connection with our entry into a Settlement Agreement and Mutual Release with Victory Energy Corporation on June 25, 2015, we issued a total of 44,069 restricted shares of common stock to Victory Energy Corporation.

On or around September 17, 2015, Allied Petroleum, Inc. entered into a Subscription Agreement with us, and agreed to purchase 45,546 shares of our restricted common stock, which shares were held in our treasury.

Effective on September 28, 2015, we sold Silver Star a Convertible Note (Note #1) in the aggregate principal amount of $200,000. If fully converted by Silver Star, a total of 133,334 shares of common stock would be required to be issued to Silver Star and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 141,558 shares of common stock would be required to be issued to Silver Star.

Effective on October 21, 2015, we sold Silver Star a Convertible Note (Note #2) in the aggregate principal amount of $200,000. If fully converted by Silver Star, a total of 133,334 shares of common stock would be required to be issued to Silver Star and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 140,853 shares of common stock would be required to be issued to Silver Star.

Effective on November 23, 2015, we sold Silver Star a Convertible Note (Note #3) in the aggregate principal amount of $200,000. If fully converted by Silver Star, a total of 133,334 shares of common stock would be required to be issued to Silver Star and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 140,153 shares of common stock would be required to be issued to Silver Star.

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Effective on December 31, 2015, we sold Silver Star a Convertible Note (Note #4) in the aggregate principal amount of $200,000. If fully converted by Silver Star, a total of 133,334 shares of common stock would be required to be issued to Silver Star and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 139,455 shares of common stock would be required to be issued to Silver Star.

On February 10, 2016 and effective February 8, 2016, we sold Silver Star a Convertible Note (Note #5) in the aggregate principal amount of $200,000. If fully converted by Silver Star, a total of 133,334 shares of common stock would be required to be issued to Silver Star and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 138,761 shares of common stock would be required to be issued to Silver Star.

On March 28, 2016, we issued Alan Dreeben 15,000 restricted shares of common stock as additional consideration for Mr. Dreeben lending us $250,000 pursuant to a short term promissory note.

On March 29, 2016, and effective March 11, 2016, we entered into a Convertible Promissory Note Purchase Agreement with HFT Enterprises, LLC (“HFT” and the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, we agreed to sell and HFT agreed to purchase, an aggregate of $600,000 in Convertible Promissory Notes (the “Convertible Notes”), including $300,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 11, 2016, $150,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 25, 2016, and $150,000 in Convertible Notes required to be purchased by HFT or its assigns on or prior to April 30, 2016. We also agreed to issue HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in Convertible Notes have been sold.

Effective on April 19, 2016, the holder of our Series A Convertible Preferred Stock, agreed to convert all 500 shares of our outstanding Series A Convertible Preferred Stock into 20,000 shares of our Common Stock (a conversion ratio of 40:1 as provided in the original designation of the Series A Convertible Preferred Stock adjusted for our 1:25 reverse stock split effective on July 25, 2015), which conversion was completed on April 25, 2016. We agreed to pay the holder $20,000 in connection with and effective upon such conversion in order to comply with the terms of the Asset Purchase Agreement that no shares of Series A Convertible Preferred Stock are outstanding at the closing of the Acquisition.

On April 21, 2016, Rockwell Capital Partners, Inc., who was previously assigned $300,000 of the Convertible Notes by Silver Star on February 2, 2016, converted $159,780 of the principal and interest due on such Convertible Notes into shares of our Common Stock at a conversion price of $1.50 per share, for an aggregate of 106,520 shares.

We claim an exemption from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) and/or Rule 506 of Regulation D and/or Regulation S of the Securities Act, and the rules and regulations promulgated thereunder in connection with the issuances described above, as transactions by an issuer not involving a public offering. With respect to the transactions described above, no general solicitations were made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain (or will contain, once issued) an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Each of the recipients represented that it was an “accredited investor” and was acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Lucas Energy, Inc., a Nevada corporation.

Exhibit Number	Description
1.1	Placement Agency Agreement by and between the Company and Euro Pacific Capital, Inc. dated as of August 30, 2013 (Filed as Exhibit 1.1 to our Current Report on Form 8-K, filed with the Commission on September 4, 2013 and incorporated herein by reference)(File No. 001-32508)

3.1	Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006, and incorporated herein by reference)(File No. 000-51414)

3.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Information Statement on Schedule 14C filed with the SEC on June 1, 2006) (File No. 000-51414)

3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Information Statement on Schedule 14C filed with the SEC on February 16, 2007)(File No. 000-51414)

3.4	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed with the SEC on March 31, 2010) (File No. 001-32508)

3.5	Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Report on Form 8-K, filed with the Commission on January 11, 2011, and incorporated herein by reference)(File No. 001-32508)

3.6	Certificate of Designations of Series A Convertible Preferred Stock (Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2011, and incorporated herein by reference)(File No. 001-32508)

3.7	Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) (Filed as Exhibit 3.1 to the Company’s Report on Form 8-K, filed with the Commission on July 2, 2015, and incorporated herein by reference)(File No. 001-32508)

3.8	Amended and Restated Bylaws (In Effect as of March 29, 2016) (Incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K dated March 28, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

3.9	Form of Amended and Restated Certificate of Designation of Series B Redeemable Convertible Preferred Stock (Incorporated by reference as Exhibit D to Exhibit 2.2 to the Company’s Form 8-K dated April 25, 2016, filed with the SEC on April 25, 2016)(File No. 001-32508)

3.10	Form of Certificate of Designation of Series C Redeemable Convertible Preferred Stock (Incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508

4.1	Form of Series B and C Warrant (Incorporated by reference to the Form 8-K dated December 26, 2010, filed with the SEC on December 27, 2010)(File No. 001-32508)

4.2†	Form of Officer Stock Option Agreement (Incorporated by reference to the Form 10-K dated March 31, 2011, filed with the SEC on June 29, 2011)(File No. 001-32508)

4.3†	Form of Director Stock Option Agreement (Incorporated by reference to the Form 10-K dated March 31, 2011, filed with the SEC on June 29, 2011) (File No. 001-32508)

4.4†	Form of Stock Option Agreement 2012 Stock Incentive Plan (Incorporated by reference to the Form 10-K dated March 31, 2014, filed with the SEC on June 27, 2014) (File No. 001-32508)

II-4

Exhibit Number	Description
4.5	Form of Common Stock Purchase Warrant by and between the Company and each investor dated as of April 16, 2012 (Incorporated by reference to the Company’s Form 8-K dated April 16, 2012, filed with the SEC on April 16, 2012)(File No. 001-32508)

4.6	Form of Common Stock Purchase Warrant by and between the Company and each investor dated as of September 11, 2012 (Incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K dated December 20, 2012, filed with the SEC on December 21, 2012)(File No. 001-32508)

4.7	Form of Common Stock Purchase Warrant (April 4, 2013 Loan Agreement) (Incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K dated April 4, 2013, filed with the SEC on April 8, 2013)(File No. 001-32508)

4.8	Form of Common Stock Purchase Warrant (May 31, 2013 Loan Agreement) (Filed as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the Commission on June 28, 2013 and incorporated herein by reference)(File No. 001-32508)

4.9	Common Stock Purchase Warrant – Robertson Global Credit, LLC (Filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 14, 2013 and incorporated herein by reference)(File No. 001-32508)

4.10	Common Stock Purchase Warrant – Ironman Energy Master Fund (583,333 warrants)(April 21, 2014) (Incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K dated April 21, 2014, filed with the SEC on April 22, 2014)(File No. 001-32508)

4.11	Common Stock Purchase Warrant – Ironman PI Fund II (QP), LP (250,000 warrants)(April 21, 2014) (Incorporated by reference as Exhibit 4.2 to the Company’s Form 8-K dated April 21, 2014, filed with the SEC on April 22, 2014)(File No. 001-32508)

4.12	Common Stock Purchase Warrant – John B. Helmers (833,333 warrants)(April 21, 2014) (Incorporated by reference as Exhibit 4.3 to the Company’s Form 8-K dated April 21, 2014, filed with the SEC on April 22, 2014)(File No. 001-32508)

4.13	Form of Redeemable Convertible Subordinated Debenture (Incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508)

4.14	Form of Common Stock Purchase First Warrant (Incorporated by reference as Exhibit 4.2 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508)

4.15	Form of Common Stock Purchase Second Warrant (Incorporated by reference as Exhibit 4.3 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508)

5.1	Opinion of Dorsey & Whitney LLP(*)

10.1†	Lucas Energy, Inc. 2010 Long Term Incentive Plan (Incorporated by reference to the Form S-8 filed with the SEC on April 23, 2010)(File No. 333-166257)

10.2†	Lucas Energy, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 4, 2011 (Amendment No. 1))(File No. 001-32508)

10.3	Form of Amendment, Settlement and Release Agreement (Incorporated by reference to the Form 8-K dated July 18, 2011, filed with the SEC on July 19, 2011)(File No. 001-32508)

10.4	Form of Subscription Agreement by and between the Company and each investor in the Company’s April 2012 offering, dated as of April 16, 2012 (Incorporated by reference to the Company’s Form 8-K dated April 16, 2012, filed with the SEC on April 16, 2012)(File No. 001-32508)

II-5

Exhibit Number	Description
10.5	Form of Subscription Agreement by and between the Company and each investor dated as of September 11, 2012 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated September 10, 2012, filed with the SEC on September 11, 2012)(File No. 001-32508)

10.6	April 4, 2013 Loan Agreement (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated April 4, 2013, filed with the SEC on April 8, 2013)(File No. 001-32508)

10.7	Form of Promissory Note (April 4, 2013 Loan Agreement) (Incorporated by reference as Exhibit 10.3 to the Company’s Form 8-K dated April 4, 2013, filed with the SEC on April 8, 2013)

10.8	May 31, 2013 Loan Agreement (Filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the Commission on June 28, 2013 and incorporated herein by reference)(File No. 001-32508)

10.9	Form of Promissory Note (May 31, 2013 Loan Agreement) (Filed as Exhibit 10.17 to our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the Commission on June 28, 2013 and incorporated herein by reference)(File No. 001-32508)

10.10†	Employment Agreement with Anthony C. Schnur (CFO), dated November 1, 2012 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated November 1, 2012, filed with the SEC on November 1, 2012)(File No. 001-32508)

10.11†	Amended and Restated Employment Agreement with Anthony C. Schnur (December 20, 2012) (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated December 20, 2012, filed with the SEC on December 21, 2012) (File No. 001-32508)

10.12†	April 4, 2013 Employment Agreement with William J. Dale (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated April 4, 2013, filed with the SEC on April 8, 2013)(File No. 001-32508)

10.13	Form of Securities Purchase Agreement by and between the Company and each investor dated as of September 3, 2013 (Filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on September 4, 2013 and incorporated herein by reference)(File No. 001-32508)

10.14	Letter Loan Agreement (Louise H. Rogers)(August 13, 2013) (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference)(File No. 001-32508)

10.15	Amended Letter Loan Agreement (Louise H. Rogers)(April 29, 2014) (Filed as Exhibit 10.1 to our Current Report on Form 8-K, dated April 29, 2014, and filed with the Commission on May 1, 2014 and incorporated herein by reference)(File No. 001-32508)

10.16	Promissory Note ($7.5 million)(Louise H. Rogers)(August 13, 2013) (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference)(File No. 001-32508)

10.17	Amended and Restated Promissory Note ($7,308,817.32)(Louise H. Rogers)(April 29, 2014) (Filed as Exhibit 10.2 to our Current Report on Form 8-K, dated April 29, 2014, and filed with the Commission on May 1, 2014 and incorporated herein by reference)(File No. 001-32508)

10.18	Security Agreement (Louise H. Rogers)(August 13, 2013) (Filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference)(File No. 001-32508)

10.19	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (Louise H. Rogers) (August 13, 2013) (Filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference)(File No. 001-32508)

II-6

Exhibit Number	Description
10.20	Meson Capital Partners LP Subscription Agreement (July 17, 2013) (Filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the Commission on November 14, 2013, and incorporated herein by reference)(File No. 001-32508)

10.21	Securities Purchase Agreement by and between the Company and each investor dated as of April 15, 2014 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated April 16, 2014, filed with the SEC on April 16, 2014)(File No. 001-32508)

10.22	Registration Rights Agreement by and between the Company and the investors dated as of April 15, 2014 (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated April 16, 2014, filed with the SEC on April 16, 2014)(File No. 001-32508)

10.23†	Lucas Energy, Inc. – Form of 2014 Stock Incentive Plan Stock Option Award (Incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 Registration Statement filed with the SEC on May 15, 2014)(File No. 333-195959)

10.24†	Lucas Energy, Inc. – Form of 2014 Stock Incentive Plan Restricted Stock Grant Agreement (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-8 Registration Statement filed with the SEC on May 15, 2014)(File No. 333-195959)

10.25	Second Amended Letter Loan Agreement (Louise H. Rogers)(November 13, 2014) (Incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 17, 2015)(File No. 001-32508)

10.26	Second Amended and Restated Promissory Note ($7,058,964.65)(Louise H. Rogers)(November 13, 2014) (Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 17, 2015) (File No. 001-32508)

10.27	Letter Agreement between Lucas Energy, Inc. and Louise H. Rogers dated February 23, 2015 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2015)(File No. 001-32508)

10.28	Pre-Merger Collaboration Agreement by and between the Company, Victory Energy Corporation, Aurora Energy Partners, Navitus Energy Group and Aurora Energy Holdings LLC (February 26, 2015)(Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508)

10.29	Pre-Merger Loan and Funding Agreement between the Company and Victory Energy Corporation (February 26, 2015) (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508)

10.30	Pledge Agreement between the Company as pledger and Victory Energy Corporation as secured party (February 26, 2015)(Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508)

10.31	Secured Subordinated Delayed Draw Term Note by the Company in favor of Victory Energy Corporation in the initial amount of $250,000 (February 26, 2015)(Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508)

10.32	Form of Subsidiary Guaranty (February 26, 2015)(Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508

10.33	Amendment No. 1 to Pre-Merger Collaboration Agreement (March 3, 2015)(Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)(File No. 001-32508)

II-7

Exhibit Number	Description
10.34	Settlement Agreement and Mutual Release dated June 24, 2015 and effective June 25, 2015, by and between Lucas Energy, Inc. and Victory Energy Corporation (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2015)(File No. 001-32508)

10.35	Asset Purchase Agreement dated December 31, 2015 (Incorporated by reference as Exhibit 2.1 to the Company’s Form 8-K dated December 31, 2015, filed with the SEC on December 31, 2015)(File No. 001-32508)

10.36	$200,000 Convertible Promissory Note (Note #1) issued to Silver Star Oil Company Dated September 29, 2015, and effective September 28, 2015 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated October 1, 2015, filed with the SEC on October 1, 2015)(File No. 001-32508)

10.37	$200,000 Convertible Promissory Note (Note #2) issued to Silver Star Oil Company Dated October 23, 2015, and effective October 21, 2015 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated October 23, 2015, filed with the SEC on October 23, 2015)(File No. 001-32508)

10.38	$200,000 Convertible Promissory Note (Note #3) issued to Silver Star Oil Company Dated November 25, 2015, and effective November 23, 2015 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated November 25, 2015, filed with the SEC on November 25, 2015)(File No. 001-32508)

10.39	Amendment Dated December 14, 2015, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Lucas Energy, Inc. and Louise H. Rogers (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated December 18, 2015, filed with the SEC on December 18, 2015)(File No. 001-32508)

10.40	Assignment and Bill of Sale dated December 2015, by and between Lucas Energy, Inc. and CATI Operating LLC (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated December 18, 2015, filed with the SEC on December 18, 2015)(File No. 001-32508)

10.41	Assignment, Novation, and Assumption Agreement dated December 16, 2015, by and between Lucas Energy, Inc., CATI Operating LLC and Louise H. Rogers (Incorporated by reference as Exhibit 10.3 to the Company’s Form 8-K dated December 18, 2015, filed with the SEC on December 18, 2015)(File No. 001-32508)

10.42	$200,000 Convertible Promissory Note (Note #4) issued to Silver Star Oil Company Dated January 4, 2015, and effective December 31, 2015 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated January 5, 2016, filed with the SEC on January 5, 2016)(File No. 001-32508)

10.43	Amendment dated August 12, 2015, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Lucas Energy, Inc. and Louise H. Rogers (Incorporated by reference as Exhibit 10.17 to the Company’s Form 10-Q dated August 14, 2015, filed with the SEC on August 14, 2015)(File No. 001-32508)

10.44	First Amendment to Non-Revolving Line of Credit by Lucas Energy, Inc. and Silver Star Oil Company effective February 2, 2016 (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated February 11, 2016, filed with the SEC on February 12, 2016)(File No. 001-32508)

10.45	February 2, 2016 Letter Agreement Regarding Non-Revolving Line of Credit Agreement and Convertible Notes between Lucas Energy, Inc. and Silver Star Oil Company (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated February 12, 2016, filed with the SEC on February 12, 2016)(File No. 001-32508)

10.46	$200,000 Convertible Promissory Note (Note #5) issued by Lucas Energy, Inc. to Silver Star Oil Company dated February 10, 2016 and effective February 8, 2016 (Incorporated by reference as Exhibit 10.3 to the Company’s Form 8-K dated February 12, 2016, filed with the SEC on February 12, 2016)(File No. 001-32508)

10.47	Form of Securities Purchase Agreement (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508)

II-8

Exhibit Number	Description
10.48	Form of Stock Purchase Agreement (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated April 6, 2016, filed with the SEC on April 7, 2016)(File No. 001-32508)

10.49	Convertible Promissory Note Purchase Agreement dated March 29, 2016, to be effective March 11, 2016, by and between Lucas Energy, Inc. and HFT Enterprises, LLC (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.50	Form of Convertible Promissory Note (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.51	Form of Common Stock Purchase Warrant (Incorporated by reference as Exhibit 10.3 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.52	Convertible Promissory Note ($300,000) dated March 29, 2016, to be effective March 11, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC (Incorporated by reference as Exhibit 10.4 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.53	Convertible Promissory Note ($150,000) dated March 29, 2016, to be effective March 25, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC (Incorporated by reference as Exhibit 10.5 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.54	Short Term Promissory Note ($275,000) by Lucas Energy, Inc. in favor of Alan Dreeben dated March 28, 2016 (Incorporated by reference as Exhibit 10.6 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.55†	Lucas Energy, Inc.’s Amended and Restated 2014 Stock Incentive Plan (Incorporated by reference as Exhibit 10.7 to the Company’s Form 8-K dated April 1, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

10.56	Assignment, Assumption and Amendment to Line of Credit and Notes Agreement, dated April 11, 2016, by and between Target Alliance London Limited; Silver Star Oil Company; and Lucas Energy, Inc. (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated April 15, 2016, filed with the SEC on April 15, 2016)(File No. 001-32508)

10.57	Form of Common Stock Purchase Warrant provided by Lucas Energy, Inc. to Target Alliance London Limited (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated April 15, 2016, filed with the SEC on April 15, 2016)(File No. 001-32508)

10.58	First Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated April 20, 2016 and effective April 1, 2016 (Incorporated by reference as Exhibit 2.2 to the Company’s Form 8-K dated April 25, 2016, filed with the SEC on April 25, 2016)(File No. 001-32508)

10.59	Form of First Amendment to Stock Purchase Agreement (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated May 2, 2016, filed with the SEC on May 2, 2016)(File No. 001-32508)

14.1	Code of Ethics (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009)(File No. 001-32508)

14.2	Whistleblower Protection Policy (Filed as Exhibit 14.2 to our Annual Report on Form 10-K/A for the year ended March 31, 2009, filed with the Commission on July 29, 2009 and incorporated herein by reference)(File No. 001-32508)

23.1	Consent of Hein & Associates, LLP(*)

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement) (*)

24.1	Power of Attorney. Reference is made to page II-11 of this Registration Statement.

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*	Filed herewith.

†	Denotes management contract or compensatory plan or arrangement.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(6)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)     For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on May 2, 2016.

LUCAS ENERGY, INC.

Date: May 2, 2016	By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Lucas Energy, Inc., a Nevada corporation, do hereby constitute and appoint Anthony C. Schnur his true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Anthony C. Schnur	Chief Executive Officer, Acting	May 2, 2016
Anthony C. Schnur	Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial Officer)

/s/ J. Fred Hofheinz	Director	May 2, 2016
J. Fred Hofheinz

/s/ Fred S. Zeidman	Director	May 2, 2016
Fred S. Zeidman

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